UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MarineMax, Inc.

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MARINEMAX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 23, 2017

An Annual Meeting of Shareholders of MarineMax, Inc., a Florida corporation, will be held at 8:00 a.m., local time, on Thursday, February 23, 2017, at our principal executive offices located at 2600 McCormick Drive, Suite 200, Clearwater, Florida 33759 for the following purposes:

1. To elect three directors, each to serve for a three-year term expiring in 2020.

2. To approve (on an advisory basis) our executive compensation (“say-on-pay”).

3. To approve an amendment to our 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 1,000,000 shares.

4. To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2017.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on December 16, 2016 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

MICHAEL H. MCLAMB

Secretary

Clearwater, Florida

December 23, 2016

MARINEMAX, INC.

2600 McCormick Drive, Suite 200

Clearwater, Florida 33759

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The accompanying proxy is solicited on behalf of MarineMax, Inc., a Florida corporation (except where the context otherwise requires, references in this proxy to “MarineMax” “Company” “we” “our” or “us” means MarineMax, Inc. together with its subsidiaries), by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 8:00 a.m. on Thursday, February 23, 2017, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at our principal executive offices located at 2600 McCormick Drive, Suite 200, Clearwater, Florida 33759.

In accordance with rules adopted by the Securities and Exchange Commission, or the SEC, that allow companies to furnish their proxy materials over the Internet, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy statement and our 2016 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access those documents and vote over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2016 Annual Report, and a form of proxy card. We believe this process will allow us to provide our shareholders the information they need in a more timely manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials were first distributed on or about December 23, 2016 to all shareholders entitled to vote at the meeting.

Record Date and Outstanding Shares

Shareholders of record at the close of business on December 16, 2016 are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 26,076,643 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, at the close of business on December 16, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting. Alternatively, you may vote over the Internet as described above. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, at the close of business on December 16, 2016, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your vote. You are also invited to attend the meeting in person. However, because you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

Required Votes

For the election of the three director nominees for three-year terms expiring in 2020, our Bylaws provide that a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which: (1) the Secretary of the Corporation receives a notice that a shareholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements set forth in our Bylaws or (2) the number of nominees otherwise exceeds the number of directors to be elected. If directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to vote against a nominee.

For the vote to ratify the appointment of KPMG LLP as the independent auditor of our Company for the fiscal year ending September 30, 2017 and to approve an amendment to our 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 1,000,000 shares, the affirmative vote of the holders of a majority of the votes cast is required (please see below under “Broker Non-Votes and Abstentions” for further discussion). While the say-on-pay vote is non-binding, our Board will consider the input of shareholders based on a majority of votes cast for the say-on-pay proposal.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting who will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote, other than the proposal to approve an amendment to our 2011 Stock-Based Compensation Plan (for such proposal, New York Stock Exchange rules dictate that abstentions are “votes cast”). If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted: (1) “for” the election of each of the nominees for director set forth in this proxy statement; (2) “for” the say-on-pay vote; (3) “for” the proposal to approve an amendment to our 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 1,000,000 shares; (4) “for” the proposal to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the fiscal year ending September 30, 2017; and (5) as the persons specified in the proxy deem advisable on such other matters as may come before the meeting.

Broker Non-Votes and Abstentions

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of KPMG LLP as the independent auditor of our Company for the fiscal year ending September 30, 2017. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is “non-routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the broker, bank, or other nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay proposal, or the proposal to approve an amendment to our 2011 Stock-Based Compensation Plan. For your vote to be counted in the above, you now will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because, under our bylaws, abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the proposal to elect directors, the say-on-pay proposal, the proposal to approve an amendment to our 2011 Stock-Based Compensation Plan, or the proposal to ratify the appointment of KPMG LLP as the independent auditor of our Company for the fiscal year ending September 30, 2017, as each such proposal is determined by reference to the votes actually cast by the shares present or represented by proxy and entitled to vote. For the proposal to approve an amendment to our 2011 Stock-Based Compensation Plan, however, New York Stock Exchange rules dictate that abstentions are “votes cast.” As a result, approval of this proposal will require that the number of votes cast “for” a proposal exceeds (a) the number of votes cast “against” that proposal and (b) the number of abstentions with respect to that proposal.

In accordance with our Corporate Governance Guidelines, an incumbent candidate for director who does not receive the required votes for re-election is expected to tender his or her resignation to our Board of Directors. Our Board of Directors, or another duly authorized committee of our Board of Directors, will make a determination as to whether to accept or reject the tendered resignation generally within 90 days after certification of the election results of the shareholder vote. We will publicly disclose the decision regarding the tendered resignation and the rationale behind the decision in a filing of a Current Report on Form 8-K with the SEC.

Revocability of Proxies

Any shareholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

Votes cast by proxy or in person at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2016 Annual Report on Form 10-K, which was made available to shareholders with or preceding this proxy statement, contains financial and other information about our Company, but, except as indicated therein, is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Compensation Committee Report” and the “Report of the Audit Committee” shall not be deemed “soliciting material” or “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Through our website, www.MarineMax.com, we make available free of charge all of our SEC filings, including our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and our current reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal shareholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act.

We will provide, without charge, a printed copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 as filed with the SEC to each shareholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Currently, the number of directors is fixed at eight and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. The Board of Directors has nominated Evelyn V. Follit, Michael H. McLamb, and Clint Moore for election as Class I directors for three-year terms expiring in 2020 or until their respective successors have been elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Ms. Follit, Mr. McLamb (also, the Executive Vice President, Chief Financial Officer and Secretary), and Mr. Moore currently are directors of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any of this year’s nominees will be unable or will decline to serve as directors.

The following table sets forth certain information regarding our directors.

Name	Age	Position
William H. McGill Jr.	73	Chairman of the Board, President, Chief Executive Officer, and Director
Michael H. McLamb	51	Executive Vice President, Chief Financial Officer, Secretary, and Director
Hilliard M. Eure III	80	Director(2)(3)(4)
Evelyn V. Follit	70	Director(2)(3)
Clint Moore	69	Director(1)(2)
Charles R. Oglesby	69	Director(1)(3)
Joseph A. Watters	75	Director(1)(3)
George E. Borst	68	Director(2)
Dean S. Woodman	88	Director Emeritus(5)

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of Nominating/Corporate Governance Committee.

(4)	Lead Independent Director.

(5)	Director Emeritus.

William H. McGill Jr. has served as the Chief Executive Officer of our Company since January 1998 and as the Chairman of the Board and as a director of our Company since March 1998. Mr. McGill served as President of our Company from January 1998 until September 2000 and re-assumed that position in July 2002. Mr. McGill was the principal owner and president of Gulfwind USA, Inc., one of our operating subsidiaries, from 1973 until its merger with our Company in March 1998. In December 2016, Mr. McGill joined the Board of Directors of Joi Scientific, Inc., an energy company with which we have a licensing agreement. Mr. McGill received a BS in Mechanical engineering from the University of Dayton in 1965 and worked for Pratt and Whitney Aircraft, Northrop Nortronics, and Colgate Palmolive prior to Gulfwind Marine. We believe Mr. McGill’s service for more than 18 years as the Chief Executive Officer of our Company; his intimate knowledge and experience with all aspects of the business, operations, opportunities, and challenges of our Company; and his understanding of our culture, personnel, and strategies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. We also believe that it is customary for the Chief Executive Officer to serve on the Board of Directors.

Michael H. McLamb has served as Executive Vice President of our Company since October 2002, as Chief Financial Officer since January 1998, as Secretary since April 1998, and as a director since November 2003. Mr. McLamb served as Vice President and Treasurer of our Company from January 1998 until October 2002. Mr. McLamb, a certified public accountant, was employed by Arthur Andersen LLP from December 1987 to December 1997, serving most recently as a senior manager. We believe Mr. McLamb’s long service as our Chief Financial Officer for more than 18 years, his knowledge of the financial and operational aspects of our business, and his experience in public accounting provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Hilliard M. Eure III has served as a director of our Company since December 2004 and has served as lead independent director since 2011. Mr. Eure was Managing Partner of the Tampa Bay office of KPMG (formerly Peat, Marwick, Mitchell & Co.) from July 1977 until 1993. From July 1968 until June 1977, he served as an Audit Partner in the Greensboro, North Carolina and Atlanta offices of KPMG. From 1993 until 2003, he was a consultant for several companies, including serving as President of a beverage retailing company. Mr. Eure previously served as a director of WCI Communities, Inc., a homebuilder whose stock was listed on the New York Stock Exchange. We believe Mr. Eure’s long career in public accounting, his financial, business, and accounting expertise, and his service as a public company director provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Eure qualifies as an audit committee financial expert.

Evelyn V. Follit has served as a director of our Company since September 2015. Ms. Follit has been the President of Follit Associates, a corporate technology and executive assessment consulting firm since 2005. From 1997 to 2005, she was an executive of RadioShack Corporation, a consumer electronics retail company, where she held the positions of Senior Vice President, Chief Information Officer, and Chief Organizational Enabling Services Officer. Ms. Follit has over 20 years in leadership positions with major corporations including IBM and Dun & Bradstreet, in the areas of information technology, human resources and operations management. She is currently on the Board of Beall’s Inc. We believe Ms. Follit’s senior management positions and wealth of experience in information technology and human resources make her well-qualified to serve on our Board of Directors. Ms. Follit qualifies as an audit committee financial expert.

Clint Moore has served as a director of our Company since December 2014. Mr. Moore served as President of Volvo Penta of the Americas, a supplier of engines and complete power systems for marine and industrial applications, from 1996 to 2012. His prior roles also include serving as President of the Bassett Boat Company of Florida from 1994 to 1996 and Glastron Boat Company and Larson Boat Company, both divisions of Genmar Corporation at the time, from 1989 to 1994. Mr. Moore began his career in the marine industry with Mercury Marine in 1974, where he ultimately served as Vice President of Sales, Marketing, and Service for all of North America. We believe that his senior management positions with leading companies in the marine industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors. Mr. Moore qualifies as an audit committee financial expert.

Charles R. Oglesby has served as a director of our Company since June 2012. Mr. Oglesby served as President and Chief Executive Officer of Asbury Automotive Group, Inc. from March 2007 until February 2011 and as Executive Chairman from February 2011 until July 2011. Mr. Oglesby joined Asbury in February 2002 as President of North Point Automotive Group in Little Rock, Arkansas and in 2004 assumed the additional responsibility of Nalley Automotive Group. Prior to joining North Point, he was President of the San Francisco-based First America Automotive, a 36-dealership group. Asbury Automotive Group is one of the largest automobile retailers in the United States. We believe that Mr. Oglesby’s executive leadership positions and wealth of experience and expertise in growing a business model with strong similarities to our Company provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Joseph A. Watters has served as a director of our Company since October 2005. Mr. Watters is a private investor. Mr. Watters served as the Chairman of Oceania Cruises, a cruise line, from January 2003 to December 2007. Mr. Watters served as President and Chief Operating Officer of Crystal Cruises from 1994 to 2001. While at Crystal Cruises, Mr. Watters was a member of the International Council of Cruise Lines’ executive committee from 1999 to 2001 and Board of Directors from 1994 to 2001. He was also a member of the Cruise Line International Association’s executive committee from 1995 to 1996 and management committee from 1994 to 2001. Prior to Crystal Cruises, Mr. Watters served as President and Owner of The Watters Group, President of Royal Viking Line from 1985 to 1989, and President of Princess Cruises from 1981 to 1985. Mr. Watters began his cruise line career with Princess Cruises in 1977. We believe that Mr. Watters’ senior management positions with leading companies in the cruise industry, his experience as an investor, and his service as a director of multiple companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

George E. Borst has served as a director of our Company since May 2016. Mr. Borst served as President and Chief Executive Officer of the Americas Region of Toyota Financial Services from 2002 until 2013. He was responsible for all operational and financial activities in North and South America. Mr. Borst started his career with Toyota in 1985, serving in numerous roles within Toyota including marketing, product planning and strategy and was General Manager and Group Vice President of the Lexus Division, before he assumed the role of President and Chief Executive Officer of Toyota Financial Services in 2002. He currently serves on the Board of Trustees for PIMCO Funds and as Executive Advisor to the global management consulting firm of McKinsey & Company. We believe Mr. Borst’s senior management positions with successful organizations and broad business experiences make him well-qualified to serve on our Board of Directors. Mr. Borst qualifies as an audit committee financial expert.

Dean S. Woodman served as a director of our Company from September 1999 until February 2016. Mr. Woodman has served as a Director Emeritus since February 2016. Since July 1999, Mr. Woodman has served as a consultant to public and private companies specializing in financial assignments, private equity and debt placements, and mergers and acquisitions. Mr. Woodman was a Managing Director of ING Barings LLC (and its predecessor Furman Selz), an international investment banking firm, from July 1989 to June 1999 and a Managing Director in the investment banking group of Hambrecht & Quist from October 1984 to March 1988. Mr. Woodman was a founding partner of Robertson Colman Stephens & Woodman in 1978 and of Woodman, Kirkpatrick & Gilbreath in 1982. Previously, Mr. Woodman worked in the investment banking division of Merrill Lynch for 23 years, where he spent 16 years as director of West Coast corporate financing until 1978. Mr. Woodman serves as a director of Medallion Bank, a wholly owned subsidiary of Medallion Financial Corp., a publicly traded commercial finance company. In addition, Mr. Woodman previously served as Chairman of both Woodman Laboratories, Inc., a privately owned consumer products company, and SciClone Pharmaceuticals, Inc., a publicly traded biotechnology company. We believe Mr. Woodman’s longstanding prior service on our Board of Directors, long career in investment banking and his experience as an investor in numerous public and private companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve as Director Emeritus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE CLASS I NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Eure, Moore, Oglesby, Watters, Borst, and Ms. Follit are independent directors, as “independence” is defined by the listing standards of the New York Stock Exchange, because they have no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us). Messrs. McGill and McLamb are employee directors and accordingly, are not independent.

Classification of our Board of Directors

Our Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of shareholders, directors of a particular class will be elected for three-year terms to succeed the directors of that class whose terms are expiring. Ms. Follit, Mr. McLamb, and Mr. Moore are Class I directors whose terms will expire at the meeting, but have been nominated by our Board of Directors for re-election for three-year terms expiring in 2020. Messrs. McGill and Oglesby are Class II directors whose terms will expire in 2018. Messrs. Eure, Watters, and Borst are Class III directors whose terms will expire in 2019. There are no family relationships among any of our directors.

Committee Charters, Corporate Governance, and Code of Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating/Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.MarineMax.com, the charters of our Audit, Compensation, and Nominating/Corporate Governance Committees; our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or New York Stock Exchange regulations. These documents are also available in print to any shareholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

Executive Sessions

We regularly schedule executive sessions in which non-employee directors, meet without the presence or participation of management, with at least one of such sessions each year including only independent directors. The Lead Independent Director chairs the executive sessions.

Board Committees

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee, each consisting entirely of independent directors.

The Audit Committee

The purpose of the Audit Committee is to assist the oversight of our Board of Directors of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor and internal audit function. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Eure, Moore, Borst, and Ms. Follit, each an independent director of our Company under the New York Stock Exchange rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Eure serves as the Chairman of the Audit Committee. The Board of Directors has determined that Messrs. Eure, Moore, Borst, and Ms. Follit (whose backgrounds are detailed above) each qualify as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC.

The Compensation Committee

The purpose and responsibilities of the Compensation Committee include reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board of Directors), determining and approving the compensation level of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors, or as directed by the Board of Directors determines and approves, the compensation of our other executive officers, and considers the grant of stock-based awards to our executive officers under our 2011 Stock-Based Compensation Plan. The Compensation Committee currently consists of Messrs. Moore, Oglesby, and Watters with Mr. Moore serving as Chairman.

The Nominating/Corporate Governance Committee

The purpose and responsibilities of the Nominating/Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our Company, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Nominating/Corporate Governance Committee currently consists of Messrs. Eure, Oglesby, Watters, and Ms. Follit with Mr. Watters serving as

Chairman. The Nominating/Corporate Governance Committee will consider director nominees suggested by Committee members and other Board members, as well as management. Also, the Committee may at its discretion retain a third-party executive search firm to identify potential nominees. In addition, the Nominating/Corporate Governance committee will consider persons recommended by shareholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner consistent with our bylaws and addressed and delivered to our Company’s secretary at the address listed herein. The Nominating/Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by shareholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating/Corporate Governance Committee are independent, as that term is defined by the listing standards of the New York Stock Exchange.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This determination is based on the following factors intended to encourage our employees, including our executive officers, to not take unreasonable risks:

•

For cash incentive compensation, a broad array of performance metrics are used, including a mixture of consolidated and business-specific goals, as well as certain operational and financial metrics, with no single factor receiving an excessive weighting.

•

Relationships between performance metrics and the corresponding compensation payouts are intended to mitigate risk by avoiding significant changes in compensation payouts based on relatively small changes in the related performance.

•

A mix of performance-based cash awards and equity-based awards is intended to avoid having a relatively high percentage of compensation tied to one element. We believe that equity-based awards should reduce risky behavior because these awards are designed to retain employees and are earned over relatively long measurement periods, thereby discouraging risky behavior.

•	A mix of short-term and long-term compensation creates varied time periods for compensation purposes.

•	A reasonable degree of difficulty is set for performance targets for the cash incentive compensation, but not so difficult so as to encourage unreasonable risk taking.

•	Minimum stock ownership guidelines for our non-employee directors to, among other things, encourage them to act in a more risk-averse manner to avoid a significant decrease in their net worth.

•

Our Compensation Committee and Board of Directors oversee our compensation programs. We believe this mitigates risk by empowering a group of independent directors with substantial experience and expertise who owe fiduciary duties to act in the best interests of our shareholders.

•	Advice is solicited from outside advisors who are knowledgeable regarding structuring various compensation policies and their associated risks.

•

Any equity grant, any compensation award or any past or future compensation, other than base salary, paid to any officer is subject to “clawback” recovery in the event of a material restatement of our financial statements resulting from the fraudulent actions of any officer.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, stock repurchases, debt and equity placements, and product introductions.

Our Board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risks. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our Company and the audit of the financial statements of our Company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The Compensation Committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating valued employees and endeavors to assure that it is not reasonably likely that our compensation policies and practices would have a material adverse effect on our Company. Our Nominating/Corporate Governance Committee oversees governance related risks, such as Board independence, conflicts of interests, and management succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience and leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our Company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, gender, sexual orientation, disability, or any other basis prohibited by law. The assessment of directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held or currently hold high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our Company. In addition to these attributes, the description of each director’s background sets forth above indicates the specific experience, qualifications, and skills necessary to conclude that each individual should continue to serve as a director of our Company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our Company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer.

Our Board of Directors currently believes that it is in the best interests of our Company to have our Chief Executive Officer also serve as the Chairman of the Board. We believe that our Chairman and Chief Executive Officer provides strong, clear, and unified leadership that is critical in our relationships with our shareholders, employees, customers, suppliers, and other stakeholders. The extensive knowledge of the Chief Executive Officer regarding our operations and industries and the markets in which we compete uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Additionally, we believe the combined role of Chairman and Chief Executive Officer facilitates centralized board leadership in one person, so there is no ambiguity about accountability. The Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. This structure also eliminates conflict between two leaders and minimizes the possibility of two spokespersons sending different messages.

The Board does not believe that combining the position creates significant risks, including any risk that the Chairman and Chief Executive Officer will have excessive or undue influence over the agenda or deliberations of the Board. We believe we have effective and active oversight by experienced independent directors and independent committee chairs, and the independent directors meet together in executive session at virtually every Board meeting. We also have established a position of Lead Independent Director who performs many of the duties that would be performed by an independent Board chair. We currently select, on an annual basis, one of our independent directors to serve as Lead Independent Director for the year. Mr. Eure currently serves as our Lead Independent Director and he has extensive business experience which benefits him in this role.

The Chairman of the Board provides guidance to the Board; facilitates an appropriate schedule for Board meetings; sets the agenda for Board meetings; presides over meetings of the Board; and facilitates the quality, quantity, and timeliness of the flow of information from management that is necessary for the Board to effectively and responsibly perform its duties.

The Chief Executive Officer is responsible for the day-to-day leadership of our Company and setting our Company’s strategic direction.

The Lead Independent Director’s duties include presiding over executive sessions of our independent directors; serving as a liaison between the non-employee directors, the Chief Executive Officer and the Chairman of the Board; chairing meetings of the Board of Directors in the absence of the Chairman of the Board; reviewing the agenda for each meeting of the Board of Directors; consulting with the Chairman of the Board and the Chief Executive Officer on matters relating to corporate governance and the performance of the Board of Directors; and facilitating teamwork and communication between the non-employee directors and management.

Director and Officer Hedging and Pledging

We have a policy prohibiting directors and officers from purchasing financial instruments (including prepaid forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset decreases in the market value of compensatory awards of our equity securities directly or indirectly held by them. Additionally, we have a policy prohibiting directors and officers from pledging of shares.

Stock Ownership Guidelines

Our Board of Directors believes that the alignment of directors’ interests with those of our shareholders is strengthened when Board members are also shareholders. Therefore, our Board of Directors has adopted minimum stock ownership guidelines under which non-employee directors are expected to acquire shares of our Company’s common stock with a value at least equal to the annual retainer paid for serving on the board. Non-employee directors are expected to satisfy at least the minimum guidelines beginning on the later of five years following (i) the date the guidelines were adopted (December 9, 2011) or (ii) the date the individual becomes a non-employee director. This program is designed to ensure that directors acquire a meaningful ownership interest in our Company during their tenure on the Board. All our of our non-employee directors who joined the Board prior to December 9, 2011 are in compliance with these minimum guidelines and we expect that all of our non-employee directors who joined the Board subsequent to December 9, 2011 will comply with these minimum guidelines within the time period described above.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2016, our Compensation Committee consisted of Messrs. Moore, Oglesby, and Watters. None of these individuals had any contractual or other relationships with us during their terms as directors during the fiscal year except as directors.

Board and Committee Meetings

Our Board of Directors held a total of eight meetings during the fiscal year ended September 30, 2016. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board of Directors on which such director was a member.

During the fiscal year ended September 30, 2016, the Audit Committee held nine meetings; the Compensation Committee held five meetings; and the Nominating/Corporate Governance Committee held five meetings.

Annual Meeting Attendance

We encourage our directors to attend each annual meeting of shareholders. To that end, and to the extent reasonably practical, we generally schedule a meeting of our Board of Directors on the same day as our annual meeting of shareholders. All of our directors attended our annual meeting of shareholders last year.

Communications with Directors

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various Board committees, by submitting a letter addressed to the Board of Directors of MarineMax, Inc. at the address listed herein c/o any specified individual director or directors. Any such letters are forwarded to the relevant directors.

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Philosophy

Our Board of Directors has appointed a Compensation Committee, consisting solely of independent members of the Board of Directors, to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives, and determine or recommend to the Board of Directors the compensation of our Chief Executive Officer based on this evaluation. The Compensation Committee also recommends to the Board of Directors, or as directed by the Board of Directors determines and approves, the compensation of our other executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our values and is aligned with our business strategy and goals as they exist from time to time.

Our compensation program for executive officers consists primarily of base salaries, cash incentive bonuses, cash discretionary bonuses, and long-term incentives in the form of stock-based awards, which may include time-based or performance-based stock options, shares of restricted common stock, restricted stock units, or RSUs, or a combination thereof. Executives also participate in various other benefit plans, including medical and retirement plans that generally are available to all of our employees. We consider each element of compensation collectively with other elements of compensation when establishing the various forms, elements, and levels of compensation.

Our philosophy is to pay reasonable base salaries to executives at levels that help us to attract, motivate, and retain highly qualified executives. Our executive base salaries are generally at or below those of our peer companies taking into account the possibility of the receipt by our executives of cash performance-based incentive bonuses. Cash incentive bonuses are designed to reward individuals for performance-based on certain aspects of our Company’s financial results as well as the achievement of personal and corporate objectives designed to contribute to our long-term success in building shareholder value. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Total compensation levels reflect corporate positions, responsibilities, and achievement of goals. As a result of our performance-based philosophy to compensation, compensation levels may vary significantly from year to year and among our various executive officers. In general, we expect the compensation level of our Chief Executive Officer will be higher than that of our other executive officers assuming relatively equal achievement of performance targets.

We believe that the overall compensation levels for our executive officers, including our named executive officers, are in alignment with our pay-for-performance philosophy and have been consistent with our performance. At our 2016 Annual Meeting of Shareholders, our shareholders overwhelmingly approved, on an advisory basis, the compensation of our named executive officers described in our proxy statement related to our 2016 Annual Meeting of Shareholders. Holders of approximately 20.1 million of our outstanding shares voted “for” such advisory say-on-pay proposal, representing approximately 96% of the votes cast on the say-on-pay proposal. Our Compensation Committee and our Board of Directors considered these final vote results and determined that, given the significant level of support, no material changes to our executive compensation philosophy, policies, and practices were necessary based on such vote results.

Role of the Compensation Committee and Chief Executive Officer

At the request of our Compensation Committee, our Chief Executive Officer generally attends a portion of our Compensation Committee meetings, including meetings at which our compensation consultants may be present. This enables our Compensation Committee to review with our Chief Executive Officer the corporate and individual goals that he regards as important to achieve our overall goals. Our Compensation Committee also requests our Chief Executive Officer to assess the performance of, and our goals and objectives for, the other executives. Although the participation of the Chief Executive Officer could influence, suggest and advise on goals, performance targets, and objectives, including his own, the Compensation Committee rather than our Chief Executive Officer makes all final determinations or Board recommendations regarding setting individual and corporate goals, targets, objectives, and performance against such goals and targets.

The Compensation Committee reviews and approves or recommends to our Board of Directors the compensation of our Chief Executive Officer and our other executive officers. Annually, our Compensation Committee evaluates the performance of our Chief Executive Officer and establishes or recommends to our Board of Directors the compensation of our Chief Executive Officer in light of the goals and objectives of our compensation program for that year. Our Compensation Committee together with our Chief Executive Officer annually assesses the performance of our other executive officers. Based on recommendations from our Chief Executive Officer and the determinations of our Compensation Committee, our Compensation Committee approves or makes recommendations to our Board of Directors regarding the compensation of our other executive officers.

Compensation Surveys and Compensation Consultants

In determining compensation levels, we periodically review compensation levels of companies that we deem to be similar to our Company, competitive factors to enable us to attract executives from other companies, and compensation levels that we deem appropriate to retain and motivate our executives. We use peer group information as a point of reference, but do not benchmark or target our compensation levels against our peer group.

From time to time, we retain the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of our compensation consultants; our compensation consultants report directly to our Compensation Committee; and our compensation consultants do not perform any other services for our Company.

Base Salary

We set base salaries at a level we believe to be sufficient to attract, retain, and motivate our executives taking into account the fact that our executives have the opportunity to receive significant incentive compensation if they are able to achieve performance goals set from time to time. Base salaries for executive officers are established based on an executive’s position, responsibilities, skills, and experience. In determining base compensation, we also take into account individual performance and contributions, future potential, competitive salary levels for comparable positions at other companies, salary levels relative to other positions within our Company, and corporate needs. The Compensation Committee’s evaluation of the foregoing factors is subjective, and the Compensation Committee does not assign a particular weight to any factor. Based upon peer group compensation information secured by the Compensation Committee, our base salaries tend to be lower than those of our peer companies that, in our opinion, do not place as much emphasis as we do on paying for performance.

Cash Incentive Compensation

Cash incentive compensation represents an important component of our overall executive compensation. Our cash incentive compensation is intended to reflect our pay-for-performance philosophy. We establish objective performance criteria when setting performance goals for the cash incentive compensation program for a particular year. The performance criteria may include a wide range of factors, including pretax income for our consolidated Company or on a regional basis, customer satisfaction index, specific performance metrics, stock price performance, achievement of targeted results for various Company operations, expense management, market share, inventory management, earnings before interest, taxes, depreciation, and amortization, operating margin, working capital, cash, cash management, and debt-to-equity ratio. The performance criteria vary on a year-to-year and executive-by-executive basis depending on the goals then deemed important for our Company as a whole and for the particular executive officer and may be established for all or a portion of a year or for multiple years. We attempt to set each of our performance goals at a level that can be realistically achieved, but at a level that is challenging and consistent with achieving the desired corporate goal and furthering shareholder interests. In establishing performance goals, our Compensation Committee also may take into consideration prevailing as well as expected future economic conditions affecting our Company’s business and industry. Our Compensation Committee, following its review of the mathematical computations prepared by our Company and the corresponding report thereon from our internal audit department, determined that our executive officers satisfied 67% of their performance goals for fiscal 2014, 86% of their performance goals for fiscal 2015, and 100% of their performance goals for fiscal 2016.

Grants of Stock-Based Awards

We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in shareholder value. Grants of stock-based awards to our executive officers enable those executives to benefit from a significant position in our common stock. We have no ongoing policy for allocating among different types of stock-based awards. Therefore, we maintain the flexibility to grant each type of stock-based award. Among other factors, the amount and type of stock-based awards granted takes into account stock-based awards previously granted to an individual. Stock-based compensation typically vests over a period of years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned. Our Board of Directors grants stock-based awards at regularly scheduled meetings of the Board after reviewing allocations recommended by the Compensation Committee following advice from the committee’s compensation consultants, an analysis of peer companies, specific goals to be achieved, and a wide range of other factors. See “Executive Compensation — Summary Compensation Table.”

Other Benefits

Executive officers are eligible to participate in benefit programs designed for all of our full-time employees. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

Deductibility of Executive Compensation

We take into account the tax effect of our compensation. Section 162(m) of the Internal Revenue Code currently limits the deductibility for federal income tax purposes of compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. We may deduct certain types of compensation paid to any of these individuals only to the extent that such compensation during any fiscal year does not exceed $1.0 million. Qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. We currently intend to structure the performance- based portion of the compensation of our executive officers in a manner that complies with Section 162(m), including such awards granted pursuant to our 2011 Stock-Based Compensation Plan and Incentive Compensation Program.

Accounting Considerations

We account for stock-based awards in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 “Compensation — Stock Compensation” (ASC 718). In determining stock-based awards, we consider the potential expense of those grants under ASC 718 and the impact on our earnings per share.

Policies for the Pricing and Timing of Stock-Based Grants

We set the price of all stock-based awards at the closing price of our stock on the New York Stock Exchange on the date of grant. We grant the stock-based compensation at regularly scheduled meetings each year. In the case of new hires, we generally grant stock-based awards on start dates, which are determined by the date the employee reports for service.

Employment Agreements

Each of Messrs. McGill and McLamb is a party to an employment agreement with us, which provides for designated base salaries plus incentive compensation based on the performance of our Company and the employees as determined by our Board of Directors. Each of the employment agreements provides for benefits in the event of certain changes in control of our Company. These arrangements have no effect on our compensation arrangements absent a change in control. See “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments Upon Termination or Change in Control.”

Clawback

In December 2016, our Board of Directors amended our corporate governance guidelines to include a “clawback” policy. This policy provides that if any of our financial statements are required to be materially restated resulting from the fraudulent actions of any officer, our Board may direct that we recover all or a portion of any equity grant, any compensation award or any past or future compensation, other than base salary, from any such officer with respect to any year for which our financial results are adversely affected by such restatement.

Fiscal 2016 Compensation

Summary

We worked with our executive compensation consultants in connection with our fiscal 2016 incentive compensation program to maintain our long-standing pay-for-performance philosophy. Our base salaries for our named executive officers for fiscal 2016 generally were at the 50th percentile level or lower for our peer companies (those used for purposes of determining fiscal 2016 compensation are listed below). Our base salaries for the named executive officers increased in aggregate by approximately 1% from fiscal 2015 levels. We increased the base salary of one of our named executive officers to be a more competitive salary in relation to our peer companies. Overall cash compensation for our named executive officers increased 22% from fiscal 2015 levels. Stock-based compensation for our named executive officers decreased 14% from fiscal 2015. The total compensation increases were largely the result of our Company’s and individual performances that exceeded fiscal 2016 targets and therefore caused an increase in performance-based compensation as compared to fiscal 2015.

Compensation Consultants

We engaged Poe Group, Inc. to assist us in connection with our fiscal 2016 incentive compensation program. Poe Group, Inc. also assisted us in determining an appropriate group of peer companies. As a result of the absence of comparable direct competitors, the peer group was drawn from specialty retail companies. These peer companies, for purposes of determining fiscal 2016 compensation, are as follows: America’s Car-Mart, Arctic Cat, Bassett Furniture Industries, Big 5 Sporting Goods, Callaway Golf, Citi Trends, H&E Equipment Services, Haverty Furniture Companies, Hibbet Sports, Johnson Outdoors, Malibu Boats, Movado Group, Nautilus, Twin Disc, West Marine, and Winnebago Industries.

Base Salaries

Our named executive officers received base compensation for fiscal 2016 in accordance with their respective fiscal 2015 compensation plans as recommended by the Compensation Committee and approved by the Board of Directors. The base salaries of Messrs. McGill, McLamb, W. Brett McGill, and Cashman, did not increase from fiscal 2015. Ms. Day’s base salary increased by $20,000. In accordance with our pay-for-performance philosophy, our base compensation levels for our named executive officers for fiscal 2016 were generally at or below those of our peer companies.

Incentive Compensation

For fiscal 2016, we established individual cash compensation plans for Messrs. McGill, McLamb, W. Brett McGill, Cashman, and Ms. Day.

The cash compensation plans had targeted incentive cash compensation of 100%, 65%, 60%, 60%, and 45% of base salaries for Mr. McGill, Mr. McLamb, Mr. W. Brett McGill, Mr. Cashman, and Ms. Day, respectively. The performance objectives for Mr. McGill, Mr. McLamb, Mr. W. Brett McGill, Mr. Cashman, and Ms. Day, consisted of achieving a pretax income performance bonus, an aged inventory bonus, and a net promoter score bonus; weighted 50%, 30%, and 20%, respectively, and each measured quarterly.

A minimum pretax income performance bonus may be earned quarterly if at least 85% of the quarterly target objective was achieved (i.e., if less than 85% was achieved, no amount in bonus would be paid). At an 85% performance, the payout would be 50% of the targeted quarterly pretax income bonus. The payout would then increase to 100% of the targeted bonus on a prorated basis, as the performance approached 100% of the quarterly target objective. A maximum pretax income performance bonus may be earned if 140% of the quarterly target objective was achieved. At 140% performance, the payout would be 200% of the targeted quarterly pretax income bonus. Between 100% and 140% performance, the payout would increase from 100% to 200% on a prorated basis. The quarterly pretax income bonus target objectives for the fiscal 2016 quarters ended December 31, March 31, June 30, and September 30, was approximately $214,000, $390,000, $14,848,000, and $5,426,000, respectively.

A minimum aged inventory (inventory greater than 365 days old) bonus may be earned quarterly if at least approximately 84% to 86% (varied by quarter) of the quarterly target objective was achieved. At those quarterly performance objectives, the payout would be 50% of the quarterly targeted aged inventory bonus. The payout would then increase to 100% of the targeted bonus on a prorated basis, as the performance approached 100% of the quarterly target objective. A maximum aged inventory bonus may be earned if approximately 109% to 115% (varied by quarter) of the target objective was achieved quarterly. At those quarterly performance objectives, the payout would be 200% of the quarterly target objective. Between 100% and 109% to 115% (varied by quarter) performance, the payout would increase from 100% to 200% on a prorated basis.

We have not disclosed more information than the quantitative quarterly performance target objectives of the aged inventory bonus because we believe that such disclosure would cause us competitive harm in negotiating key business relationships. The target objectives were set based upon the prior year rolling three month average aged inventory per quarter which was historically low. At the time of setting the target performance objectives for the aged inventory bonus, the Compensation Committee believed that achieving these objectives would be challenging.

A minimum net promoter score (a measure of customer satisfaction) bonus may be earned quarterly if at least 80% of the quarterly target objective was achieved. At an 80% performance, the payout would be 50% of the quarterly targeted net promoter score bonus. The payout would then increase to 100% of the targeted bonus on a prorated basis, as the performance approached 100% of the quarterly target objective. A maximum net promoter score bonus may be earned if 140% of the quarterly target objective was achieved. At 140% performance, the payout would be 200% of the targeted net promoter score bonus. Between 100% and 140% performance, the payout would increase from 100% to 200% on a prorated basis. The quarterly net promoter score bonus target objective was 10% for each quarter in fiscal 2016.

For each of our named executive officers the quarterly performance objectives were satisfied as follows: the pretax income performance bonus was satisfied at 200% for all four quarters in fiscal 2016, the quarterly aged inventory bonus was satisfied at 102%, 88%, 184%, and 200% for the fiscal quarters ended December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, respectively, and the net promoter score bonus was satisfied 200%, 200%, 173%, and 200% for the fiscal quarters ended December 31, 2015, March 31, 2016, June 30, 2016, and September 30, 2016, respectively. Therefore, our named executive officers received the following cash bonuses based on these performance objectives that were achieved: Mr. McGill — $1,044,754; Mr. McLamb — $380,881; Mr. W. Brett McGill — $305,250; Mr. Cashman — $305,250; and Ms. Day — $261,643.

Stock-Based Awards

For fiscal 2016, our stock-based incentive compensation grants for our named executive officers took the form of time-based and performance-based RSUs, weighted 40% and 60%, respectively. The time-based RSUs vest in three equal, annual installments over a three year period beginning on the date of grant. The performance-based RSUs granted on November 12, 2015 were to be earned in fiscal 2016 based upon meeting certain inventory aging and leverage targets and then vest on September 30, 2018.

For fiscal 2016, our Board of Directors granted time-based RSUs to the following named executive officers: 16,400 to Mr. McGill; 8,200 to Mr. McLamb; 5,110 to Mr. W. Brett McGill; 5,110 to Mr. Cashman; and 4,800 to Ms. Day. In addition, for fiscal 2016 our Board of Directors granted performance-based RSUs to the following named executive officers: 24,600 to Mr. McGill; 12,300 to Mr. McLamb; 7,665 to Mr. W. Brett McGill; 7,665 to Mr. Cashman; and 7,200 to Ms. Day. These amounts are the target amount of shares that may be earned under these performance-based RSU awards, and the actual amount earned could range from 0% to 200% of the target number of shares.

CEO Compensation

For fiscal 2016, the Compensation Committee evaluated the factors described above in recommending the base salary and incentive compensation of William H. McGill Jr., our Chairman, President, and Chief Executive Officer. Given that Mr. McGill has an employment agreement, please also see “Executive Compensation — Employment Agreements.”

Section 162(m)

Our compensation arrangements with any of our executive officers did not exceed the limits on deductibility under Section 162(m) during our fiscal year ended September 30, 2016.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal years ended September 30, 2014, September 30, 2015, and September 30, 2016, information regarding compensation for services in all capacities to us and our subsidiaries received by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)		Bonus(2)		Stock Awards(3)		Option Awards(4)		Non-Equity Incentive Plan Compensation(5)		All Other Compensation(6)		Total(7)
William H. McGill Jr. Chairman of the Board, President and Chief Executive Officer	2016 2015 2014	$ $ $	575,000 575,000 550,000	$ $ $	0 0 0	$ $ $	615,410 769,600 0	$ $ $	0 0 455,603	$ $ $	1,044,754 724,979 342,040	$ $ $	3,313 3,133 3,125	$ $ $	2,238,477 2,072,712 1,350,768
Michael H. McLamb Executive Vice President, Chief Financial Officer, and Secretary	2016 2015 2014	$ $ $	322,500 322,500 315,000	$ $ $	0 0 0	$ $ $	307,705 384,800 0	$ $ $	0 0 227,801	$ $ $	380,881 289,265 145,565	$ $ $	3,313 3,133 3,125	$ $ $	1,014,399 999,698 691,491
W. Brett McGill Executive Vice President and Chief Operating Officer(8)	2016 2015 2014	$ $ $	280,000 280,000 200,000	$ $ $	0 0 30,000	$ $ $	268,676 240,500 0	$ $ $	0 0 142,376	$ $ $	305,250 220,000 147,367	$ $ $	2,465 2,061 0	$ $ $	856,391 742,561 519,743
Charles A. Cashman Executive Vice President and Chief Revenue Officer(9)	2016 2015 2014	$ $ $	280,000 280,000 200,000	$ $ $	0 0 50,000	$ $ $	210,800 240,500 0	$ $ $	0 0 142,376	$ $ $	305,250 220,615 73,911	$ $ $	3,313 4,060 2,377	$ $ $	799,363 745,175 468,664
Paulee C. Day Executive Vice President, Chief Legal Officer, and Assistant Secretary	2016 2015 2014	$ $ $	320,000 300,000 260,000	$ $ $	0 0 0	$ $ $	182,970 211,640 0	$ $ $	0 0 125,291	$ $ $	261,643 141,366 76,976	$ $ $	3,346 3,279 2,205	$ $ $	767,959 656,285 464,472

(1)	The base salaries set forth in this column reflect any base salary adjustments for fiscal 2014, 2015, and 2016 for each of the named executive officers.

(2)	Discretionary bonuses were paid to Mr. W. Brett McGill and Mr. Cashman in fiscal 2014.

(3)	The amounts shown in this column represent the grant date fair value of RSU awards determined in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” (“ASC 718”) excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of stock option awards are set forth in Note 11 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2016. Each named executive officer forfeits the unvested portion, if any, of the officer’s RSUs if the officer’s service to our Company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an employment agreement. Mr. W. Brett McGill and Mr. Cashman received compensation in the form of RSU grants with grant date fair value totaling $77,000 and $19,000, respectively, in accordance with their fiscal 2015 compensation plans that is included in the table above as the RSUs were granted in fiscal 2016.

For the performance-based RSUs in this column that were awarded in fiscal 2016, assuming that the highest level of performance conditions will be achieved (200% maximum for 2016) the grant date fair value for each named executive officer would be as follows:

Name	Maximum Achievement Value ($)
William H. McGill Jr.	$738,492
Michael H. McLamb	$369,246
W. Brett McGill	$230,103
Charles A. Cashman	$230,103
Paulee C. Day	$219,564

For further information on these awards, see the Grants of Plan-Based Awards table of this proxy statement.

(4)	The amounts shown in this column reflect the grant date fair value of stock option awards determined in accordance with ASC 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of stock option awards are set forth in Note 11 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2016. Each named executive officer forfeits the unvested portion, if any, of the officer’s stock options if the officer’s service to our Company is terminated for any reason, except as may otherwise be determined by the Board of Directors or as provided in an employment agreement.

(5)	The amounts shown in this column constitute payments made under our fiscal 2014, 2015, and 2016 executive incentive bonus program. See “Compensation Discussion and Analysis” and the Grants of Plan-Based Awards table for more information regarding our fiscal 2016 incentive compensation program.

(6)	Represents amounts paid to each named executive officer for the employer matching portion of our 401(k) plan.

(7)	The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.

(8)	Mr. W. Brett McGill’s position during fiscal 2016 was Executive Vice President Operations. He was promoted to Executive Vice President and Chief Operating Officer effective October 1, 2016.

(9)	Mr. Cashman’s position during fiscal 2016 was Executive Vice President Sales, Marketing and Manufacturer Relations. He was promoted to Executive Vice President and Chief Revenue Officer October 1, 2016.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to the named executive officers for the fiscal year ended September 30, 2016.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Type(3)	Threshold (#)	Target (#)	Maximum (#)
William H. McGill Jr.	11/12/15	$488,750	$575,000	$1,150,000	PBRSU TBRSU	—	24,600	49,200	16,400	$ $	369,246 246,164
Michael H. McLamb	11/12/15	$178,181	$209,625	$419,250	PBRSU TBRSU	—	12,300	24,600	8,200	$ $	184,623 123,082
W. Brett McGill	11/12/15	$142,800	$168,000	$336,000	PBRSU TBRSU	—	7,665	15,330	10,554	$ $	115,052 153,624
Charles A. Cashman	11/12/15	$142,800	$168,000	$336,000	PBRSU TBRSU	—	7,665	15,330	6,458	$ $	115,052 95,748
Paulee C. Day	11/12/15	$122,400	$144,000	$288,000	PBRSU TBRSU	—	7,200	14,400	4,800	$ $	109,782 73,188

(1)	Represents potential threshold, target, and maximum performance-based compensation under our fiscal 2016 incentive compensation program. As noted in our 2011 Stock-Based Compensation Plan, the maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year. Actual payments are reflected in the Summary Compensation table, and there are no future payouts related to these awards. Our fiscal 2016 executive incentive compensation program is discussed under “Compensation Discussion and Analysis — Fiscal 2016 Compensation — Incentive Compensation.”

(2)	The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the range of shares that may be earned in respect of performance-based RSUs granted in fiscal 2016. For additional information related to the performance period, performance measures and targets, see “Compensation Discussion and Analysis.”

(3)	The type of award refers to awards’ vesting criteria and related terms. “PBRSU” refers to performance-based RSU awards. “TBRSU” refers to time-based RSU awards.

(4)	The amounts shown in this column represent the grant date fair value for RSU awards granted to our named executive officers during the covered year calculated in accordance with ASC 718, excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended September 30, 2016. There were no forfeitures during fiscal 2016. We calculated the estimated value of each award based on the closing stock price of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity-based awards held by our named executive officers at September 30, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
		Exercisable	Unexercisable
William H. McGill Jr.	11/12/2015 11/12/2015 11/15/2014 11/15/2014 11/7/2013 11/20/2012 11/18/2011 11/18/2010	— — — — — 80,000 70,000 33,000	— — — — 80,000 — — —	— — — — — — — —	$ $ $ $	— — — — 15.80 7.48 6.10 7.54	— — — — 11/7/2023 11/20/2022 11/18/2021 11/18/2020	— — — — — — — —	— — — — — — — —	10,934 24,600 10,672 16,000 — — — —	$ $ $ $	229,067 515,370 223,578 335,200 — — — —
Michael H. McLamb	11/12/2015 11/12/2015 11/15/2014 11/15/2014 11/7/2013 11/20/2012 11/18/2011 11/18/2010	— — — — — 40,000 35,000 19,000	— — — — 40,000 — — —	— — — — — — — —	$ $ $ $	— — — — 15.80 7.48 6.10 7.54	— — — — 11/7/2023 11/20/2022 11/18/2021 11/18/2020	— — — — — — — —	— — — — — — — —	5,467 12,300 5,336 8,000 — — — —	$ $ $ $	114,534 257,685 111,789 167,600 — — — —
W. Brett McGill	11/12/2015 11/12/2015 10/23/2015 11/15/2014 11/15/2014 11/7/2013	— — — — — —	— — — — — 25,000	— — — — — —	$	— — — — — 15.80	— — — — — 11/7/2023	— — — — — —	— — — — — —	3,407 7,665 5,444 3,335 5,000 —	$ $ $ $ $	71,377 160,582 114,052 69,868 104,750 —
Charles A. Cashman	11/12/2015 11/12/2015 10/23/2015 11/15/2014 11/15/2014 11/7/2013	— — — — — —	— — — — — 25,000	— — — — — —	$	— — — — — 15.80	— — — — — 11/7/2023	— — — — — —	— — — — — —	3,407 7,665 1,348 3,335 5,000 —	$ $ $ $ $	71,377 160,582 28,241 69,868 104,750 —
Paulee C. Day	3/28/2016 3/28/2016 11/12/2015 11/12/2015 11/15/2014 11/15/2014 11/7/2013	— — — — — — —	— — — — — — 22,000	— — — — — — —	$	— — — — — — 15.80	— — — — — — 11/7/2023	— — — — — — —	— — — — — — —	201 450 3,001 6,750 2,935 4,400 —	$ $ $ $ $ $	4,211 9,428 62,871 141,413 61,488 92,180 —

(1)	The stock options granted prior to November 7, 2013 have 10-year option terms and vest at 1/36 per month beginning on the applicable grant date. Stock options granted on or after November 7, 2013 have 10-year option terms and cliff vest after three years.

(2)	The market value of shares or units of stock that have not vested as reported in the table above is determined by multiplying the closing market price of our common stock on the last trading day of fiscal 2016 of $20.95 by the number of shares or units of stock that have not vested.

(3)	Represents time-based and performance-based RSUs. The time-based RSUs vest in three equal, annual installments over a three year period beginning on the date of grant. The performance-based RSUs granted on November 12, 2015 were to be earned in fiscal 2016 based upon meeting certain inventory aging and leverage targets and vest on September 30, 2018. The performance-based RSUs granted on November 15, 2014 are earned annually over a three year period beginning on the date of grant based upon achieving certain inventory aging and leverage targets for each fiscal year and vest one year after earned.

Option Exercises and Stock Vested

The following table describes, for the named executive officers, the number of shares acquired on the exercise of options and vesting of stock awards and the value realized on exercise of options and vesting of stock awards during fiscal 2016.

OPTION EXERCISES AND STOCK VESTING

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
William H. McGill Jr.	48,590	$694,704	20,744	$402,193
Michael H. McLamb	39,000	$539,605	10,732	$201,096
W. Brett McGill	15,000	$187,729	6,477	$125,570
Charles A. Cashman	6,945	$88,022	6,477	$125,570
Paulee C. Day	25,650	$318,220	5,799	$112,582

(1)	For option awards, the value realized is computed as the difference between the market price on the date of exercise and the exercise price times the number of options exercised.

(2)	For stock awards, the value realized is computed as the market price on the later of the date the restrictions lapse or the delivery date times the number of shares vested.

Pension Benefits and Nonqualified Deferred Compensation

We do not offer a pension plan to any of our employees. We do not offer a nonqualified deferred compensation plan to any of our employees. Employees meeting certain requirements may participate in our 401(k) plan.

2007 Incentive Compensation Plan

Our 2007 Incentive Compensation Plan, or the 2007 Plan, was designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The terms of the 2007 Plan provided for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property. Upon the approval by our shareholders of our 2011 Stock-Based Compensation Plan in January 2011, we ceased making new grants under the 2007 Plan.

2011 Stock-Based Compensation Plan

Our 2011 Stock-Based Compensation Plan, or the 2011 Plan, was adopted by our Board of Directors in November 2010 and approved by our shareholders in January 2011. During February 2013, our shareholders approved a proposal to amend the 2011 Plan to increase the 1,200,456 share threshold by 1,000,000 shares to 2,200,456 shares. At this Annual Meeting, and as more fully described under Proposal 3 — Amendment to Our Stock-Based Compensation Plan, we are seeking shareholder approval of a 1,000,000 share increase to the 2011 Plan. The amended 2011 Plan is attached as Appendix A to this proxy statement.

The 2011 Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

The terms of the 2011 Plan provide for the grant of stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards, and performance awards that may be settled in cash, stock, or other property.

Subsequent to the February 2013 amendment described above (and before the amendment for which we are seeking approval at this Annual Meeting), the total number of shares of our common stock that may be subject to awards under the 2011 Plan is equal to 2,000,000 shares, plus: (i) any shares available for issuance and not subject to an award under the 2007 Plan, which was 200,456 shares at the time of approval of the 2011 Plan; (ii) the number of shares with respect to which awards granted under the 2011 Plan and the 2007 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2011 Plan and the 2007 Plan, the number of shares that are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2011 Plan and the 2007 Plan. As of September 30, 2016, there were 732,103 shares of common stock available for issuance under the 2011 Plan.

The 2011 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986. Under these limitations, no more than 50% of the total number of shares of our common stock reserved for issuance under the 2011 Plan may be granted to an individual during any fiscal year pursuant to awards granted under the 2011 Plan. The maximum amount that may be payable to any one participant as a performance award (payable in cash) is $5,000,000 per calendar year.

No outstanding options may be repriced without shareholder approval (that is, we cannot amend an outstanding option to lower the exercise price or exchange an outstanding option for a new option with a lower exercise price). In addition, the 2011 Plan prohibits us from exchanging an outstanding option with an exercise above the then current fair market value of our common stock for cash, other awards, or other property.

In the event that a stock dividend, forward or reverse split, merger, consolidation, combination, or other similar corporate transaction or event affects our common stock, then the plan administrator will substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (1) the kind and number of shares available under the 2011 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

In the event that a dividend or other distribution (whether in cash or other property, but excluding a stock dividend), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock or our other securities or the securities of any other issuer, so that an adjustment, substitution, or exchange is determined to be appropriate by the plan administrator, then the plan administrator is authorized to adjust any or all of the following as the plan administrator deems appropriate: (1) the kind and number of shares available under the 2011 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding paragraph; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

The persons eligible to receive awards under the 2011 Plan consist of officers, directors, employees, and independent contractors. However, incentive stock options may be granted under the 2011 Plan only to our employees, including our officers who are employees.

Our Board of Directors will administer the 2011 Plan unless it delegates administration of the 2011 Plan to one or more committees of our Board of Directors. Together, our Board of Directors and any committee(s) delegated to administer the 2011 Plan are referred to as the plan administrator. If a committee is delegated to administer the 2011 Plan, then the committee members may be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of Section 162(m), and independent as defined by the New York Stock Exchange or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the 2011 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2011 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2011 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

The plan administrator, in its discretion, may accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if we undergo a “change in control,” as defined in the 2011 Plan and all awards shall become fully vested, exercisable and all restrictions shall lapse upon a change in control that is not approved by our Board of Directors. In addition, the plan administrator may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. The award agreement may provide for the vesting of an award upon a change of control, including vesting if a participant is terminated by us or our successor without “cause” or terminates for “good reason” as defined in the 2011 Plan.

To the extent we undergo a corporate transaction (as defined in the 2011 Plan), the 2011 Plan provides that outstanding awards may be assumed, substituted for, or continued in accordance with their terms. If the awards are not assumed, substituted for, or continued, to the extent applicable, such awards will terminate immediately prior to the close of the corporate transaction. The plan administrator may, in its discretion, either cancel the outstanding awards in exchange for a cash payment or vest all or part of the awards contingent on the corporate transaction. With respect to a corporate transaction which is not a change in control, awards under the 2011 Plan must be assumed, continued, or substituted for.

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2011 Plan or the plan administrator’s authority to grant awards without further shareholder approval, except shareholder approval will be obtained for any amendment or alteration if such approval is deemed necessary or advisable by our Board of Directors or any amendment for which shareholder approval is required by law or the primary stock exchange on which our common stock trades. Unless earlier terminated by our Board of Directors, the 2011 Plan will terminate on the earlier of: (1) ten years after the later of (a) the adoption by our Board of Directors of the 2011 Plan and (b) the approval of an increase in the number of shares reserved under the 2011 Plan by our Board of Directors (contingent upon such increase being approved by our shareholders) or (2) such time as no shares of our common stock remain available for issuance under the 2011 Plan and no further rights or obligations with respect to outstanding awards are outstanding under the 2011 Plan. Amendments to the 2011 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant.

The 2011 Plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and New York Stock Exchange requirements, we may issue any other options, warrants, or awards other than pursuant to the 2011 Plan with or without shareholder approval.

As of September 30, 2016, there were outstanding issued but unexercised options to acquire 1,451,102 shares of our common stock at an average exercise price of $12.33 per share under the 2007 Plan and the 2011 Plan.

Employee Stock Purchase Plan

Our Board of Directors adopted and our shareholders approved the 2008 Employee Stock Purchase Plan, or 2008 ESPP, in 2008. Our 2008 ESPP is designed to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code and is intended to offer financial incentives for employees to purchase our common stock. The 2008 ESPP is administered by a committee of the Board of Directors. The 2008 ESPP will remain in effect until December 31, 2018.

We believe that the 2008 ESPP represents an important factor in attracting and retaining executive officers and other key employees and constitutes a significant part of our compensation program. The 2008 ESPP provides such individuals with an opportunity to acquire a proprietary interest in our Company and thereby align their interests with the interests of our other shareholders and give them an additional incentive to use their best efforts for the long-term success of our Company.

The 2008 ESPP permits eligible employees to authorize payroll deductions that will be utilized to purchase shares of our common stock during a series of consecutive offering periods. Employees may purchase shares of common stock pursuant to the 2008 ESPP at a purchase price equal to the lower of: (i) 85% of the closing price of our common stock on the first day of the offering period or (ii) 85% of the closing price of our common stock on the last day of the applicable offering period. Each annual offering may, in the discretion of the Plan Committee, be divided into two six-month offerings commencing on October 1 and April 1, respectively, and terminating six months thereafter (March 31 or September 30, as the case may be).

Subject to adjustment upon changes in capitalization of our Company, the number of shares of common stock that may be issued under the 2008 ESPP initially was 552,837, consisting of 500,000 shares under the 2008 ESPP plus 52,837 shares that were reserved for issuance under the 1998 ESPP that were not purchased as of the expiration of the 1998 ESPP. At our 2012 annual meeting, our shareholders approved an amendment to the 2008 ESPP to increase the total number of shares available for purchase under the 2008 ESPP from 552,837 to 1,052,837. If any change is made in the stock subject to the 2008 ESPP or subject to any outstanding options under the 2008 ESPP (through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, or similar transaction), appropriate and proportionate adjustments may be made by the Plan Committee (as defined below) in the number and type of shares of common stock that are subject to purchase under outstanding options and to the option price applicable to such outstanding options.

An employee who has completed one year of service with our Company will be eligible to participate in the 2008 ESPP. An employee may not participate in the 2008 ESPP if: (i) immediately after the grant, such employee would own common stock, including outstanding options to purchase common stock under the 2008 ESPP, possessing 5% or more of the total combined voting power or value of our common stock or (ii) participation in the 2008 ESPP would permit such employee’s rights to purchase common stock under all of our employee stock purchase plans to exceed $25,000 in fair market value (determined at the time the option is granted) of the common stock for each calendar year in which such option is outstanding.

At the time an employee becomes a participant in the 2008 ESPP, the employee may elect payroll deductions of up to 10% of such employee’s compensation for each pay period during an offering. Participants may not reduce or increase future payroll deductions during an offering period. All payroll deductions made by each participant will be credited to an account set up for that participant under the 2008 ESPP. The Plan Committee may, prior to the beginning of an offering period, limit the percentage of compensation that an employee may contribute to his or her account.

Participation in the 2008 ESPP is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 2008 ESPP are not determinable. Non-employee members of the Board of Directors are not eligible to participate in the 2008 ESPP.

A participant in the 2008 ESPP may withdraw all of the payroll deductions credited to such participant’s account under the 2008 ESPP by giving us written notice at any time prior to the last five days of an offering period. If a participant withdraws from an offering period, he or she may not participate in that offering but may participate in any succeeding offering under the 2008 ESPP or in any similar plan that we may adopt.

Upon termination of a participant’s employment for any reason, other than death or permanent disability (as defined in the Internal Revenue Code), the payroll deductions credited to such participant’s account will be returned to the participant. If the participant’s employment terminates due to death or permanent disability, the participant or the participant’s beneficiary will have the right to elect: (i) to withdraw all of the payroll deductions credited to the participant’s account under the 2008 ESPP or (ii) to exercise the participant’s option on the next offering termination date and purchase the number of shares of common stock that the accumulated payroll deductions in the participant’s account will purchase at the applicable option price. Any excess in the participant’s account will be returned to the participant or his or her beneficiary, without interest. In the event that we receive no notice of election from the participant or his or her beneficiary, the participant or his or her beneficiary will be deemed to have elected to exercise the participant’s option.

The 2008 ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 2008 ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than: (a) two years from the first day of the offering period, and (b) more than one year from the date of transfer of the shares to the participant, then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the price at which the participant purchased the shares under the 2008 ESPP.

Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We will not be entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by participants as a result of a sale or disposition of shares prior to the expiration of the holding periods described above.

The plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and New York Stock Exchange requirements, we may issue any other options, warrants, or awards other than pursuant to the plan with or without shareholder approval.

As of September 30, 2016, there were 284,887 shares of common stock available for purchase under the 2008 ESPP.

Employment Agreements

On June 7, 2006, we entered into an employment agreement with each of William H. McGill Jr. and Michael H. McLamb. The employment agreements provide for a base salary of $500,000 for Mr. McGill and $225,000 for Mr. McLamb, subject to adjustment from time to time. Each employment agreement provides for a bonus or other incentive compensation based upon the performance of our Company and the executive and such other factors as determined to be relevant by our Board of Directors or Compensation Committee. In connection with their employment, each of the executives may also receive options to purchase common stock or other stock-based compensation. Each employment agreement also provides vacation benefits, reimbursement for business expenses, and the right to participate in company-wide benefits, including insurance, retirement, and other plans and programs as are available to our executive officers. Each employment agreement contains a covenant not to compete with our Company or solicit our employees or customers during the period of his employment and for a period equal to the greater of two years immediately following termination of employment or the end of the period during which severance payments are being made, subject to certain exceptions.

The employment agreements do not specify a time period for employment, and we and the executive may each terminate the executive’s employment at any time. If we terminate either of the executives without “good cause” or either of them terminates his employment with “good reason” or upon a “change in control” of our Company that is not approved by at least two-thirds of our directors or does not provide the executive with the same position he had with us immediately prior to the change of control, as such terms are defined in the respective agreements, the terminated executive will receive an amount equal to the average of his base salary and bonus in the two fiscal years prior to termination (in a lump sum in the event of a change in control), for a period of three years after the effective date of termination in the case of Mr. McGill and 18 months after the effective date of termination in the case of Mr. McLamb; their stock options will vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and other stock-based compensation will not be subject to forfeiture or repurchase, subject in each case to certain exceptions; and the benefits and insurance coverage will continue for three years after termination in the case of Mr. McGill.

In the event of his death, the agreement with Mr. McGill provides for a payment of $1.5 million to his estate, for a six-month continuation of health, hospitalization, and similar benefits to Mr. McGill’s dependent family members, and for all stock options to vest and be exercisable for their full term and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. In the event of the death of Mr. McLamb, the agreement provides for a payment of $550,000 to the estate of Mr. McLamb and for all stock options to vest and be exercisable for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions.

In the event of disability, the employment agreement of each executive provides for the payment in a lump sum of the average of his base salary and bonus in the two fiscal years prior to disability for one year and for all stock options to vest and be exercisable for up to full term (or for such shorter period of time that would not cause the executive any adverse tax consequences) and for other stock-based compensation to vest and not be subject to forfeiture or repurchase, subject to certain exceptions. Mr. McGill’s employment agreement provides for retirement benefits if Mr. McGill retires upon his decision or our request upon reaching the age of 75, consisting of the payment to Mr. McGill for two years of an amount equal to 50% of the average of the base salary and bonus paid to him for the two fiscal years prior to retirement, Medicare supplemental medical coverage for life, the continuation of life insurance benefits for a period of three years after retirement, the vesting and continuation of stock options for up to their full term (or for such shorter period of time that would not cause the executive any adverse tax consequences), and the vesting and termination of any forfeiture or repurchase provisions of other stock-based compensation. In addition, the employment agreements with Mr. McGill and Mr. McLamb provide for a gross up for any excise taxes for which they are liable under Section 4999 of the Internal Revenue Code of 1986, as amended, in connection with a change of control.

Section 280G of the Internal Revenue Code may limit the deductibility for federal income tax purposes of payments made following a change in control. If these payments are not deductible and if we have income at least equal to such payments, an amount of income equal to the amount of such payments could not be offset. As a result, the income that was not offset would be “phantom income” (i.e., income without cash) to our Company. A “change in control” would include a merger or consolidation of our Company, a sale of all or substantially all of our assets, under certain circumstances changes in the identity of a majority of the members of the Board of Directors of our Company, or acquisitions of more than 20% of our common stock, subject to certain limitations.

Severance Policy for Key Executives

On November 27, 2012, our Board of Directors adopted a Severance Policy for Key Executives, or the Severance Policy. Under the Severance Policy, for each executive designated in writing by the Board or the Compensation Committee of the Board, for a 12-month period following employment termination by our Company without good cause or by the covered executive for good reason (each as defined in the Severance

Policy), we will pay an amount equal to the average of the base salary and cash bonus paid to the covered executive for the two prior full fiscal years on such dates as would otherwise be paid by our Company, as well as the COBRA premium for coverage under our medical plan for the covered executive and his or her dependents. All stock options and RSUs held by a covered executive shall continue to vest and shall be exercisable for 12 months following employment termination. A covered executive shall also be entitled to receive all other accrued but unpaid benefits relating to vacations and other executive perquisites through the date of employment termination.

The Severance Policy shall not be applicable to any executive who is a party to a separate employment, severance, change of control, or similar agreement with our Company. Ms. Day is currently the only executive designated by the Board as a covered executive under the Severance Policy.

Potential Payments Upon Termination, Change of Control, Death or Disability

The following tables show the potential payments upon termination or a change of control for each of our named executive officers.

William H. McGill Jr.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/16	Involuntary Not for Cause Termination on 9/30/16	For Cause Termination on 9/30/16	Involuntary for Good Reason Termination (Change of Control) on 9/30/16	Death on 9/30/16	Disability on 9/30/16
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$939,681	$—	$939,681	$939,681	$939,681
Benefits and Perquisites:
Cash severance	$—	$4,379,600	$—	$4,379,600	$1,500,000	$1,459,867
Health and welfare benefits	$—	$45,531	$—	$45,531	$7,590	$—
Other	$—	$—	$—	$—	$—	$—

Michael H. McLamb

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/16	Involuntary Not for Cause Termination on 9/30/16	For Cause Termination on 9/30/16	Involuntary for Good Reason Termination (Change of Control) on 9/30/16	Death on 9/30/16	Disability on 9/30/16
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$469,841	$—	$469,841	$469,841	$469,841
Benefits and Perquisites:
Cash severance	$—	$986,360	$—	$986,360	$550,000	$657,573
Health and welfare benefits	$—	$—	$—	$—	$—	$—
Other	$—	$—	$—	$—	$—	$—

Paulee C. Day

Executive Benefits and Payments Upon Separation	Voluntary Termination on 9/30/16	Involuntary Not for Cause Termination on 9/30/16	For Cause Termination on 9/30/16	Involuntary for Good Reason Termination (Change of Control) on 9/30/16	Death on 9/30/16	Disability on 9/30/16
Compensation:
Bonus	$—	$—	$—	$—	$—	$—
Equity awards(1)	$—	$272,637	$—	$272,637	$—	$—
Benefits and Perquisites:
Cash severance	$—	$511,505	$—	$511,505	$—	$—
Health and welfare benefits	$—	$8,404	$—	$8,404	$—	$—
Other	$—	$—	$—	$—	$—	$—

(1)	Amounts represent the dollar amounts that would be recognized for financial statement reporting purposes with respect to the unamortized grant date fair value of stock options and RSUs determined in accordance with ASC 718.

The tables above reflect the amount of compensation to Messrs. McGill, McLamb, and Day in the event of a hypothetical termination of such executive’s employment on September 30, 2016. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not for cause termination, for cause termination, termination following a change of control, and in the event of disability or death of the executive is shown above. The amounts shown assume that such termination was effective as of September 30, 2016, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. Amounts related to stock options assume a price of $20.95, which was the closing price of our common stock as quoted on the New York Stock Exchange on September 30, 2016, the last trading day of fiscal 2016. For unvested options held by these executive officers with exercise prices that were higher than the closing price of our common stock on September 30, 2016, no value has been attributed to stock options in the tables above. The actual amounts to be paid out can only be determined at the time of such executive’s separation from our Company.

Limitation of Directors’ Liability; Indemnification of Directors, Officers, Employees, and Agents

Our articles of incorporation provide that no director of our Company will be personally liable to us or our shareholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Florida Business Corporation Act. The effect of this provision in the articles of incorporation is to eliminate the rights of our Company and our shareholders, either directly or through shareholders’ derivative suits brought on behalf of our Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under Florida law.

In addition, we have adopted provisions in our bylaws and entered into indemnification agreements that require us to indemnify our directors, officers, and certain other representatives of our Company against expenses and certain other liabilities arising out of their conduct on behalf of our Company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 1998 and 2007 Incentive Compensation Plans and 2011 Stock-Based Compensation Plan and the purchase of shares under our 1998 and 2008 Employee Stock Purchase Plans as of September 30, 2016.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(1)	1,782,007	$10.04	732,103
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	1,782,007		732,103

(1)	Includes 330,905 shares of common stock that are subject to unvested restricted stock awards.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Policy Relating to Certain Transactions

We have a policy that we will not enter into any material transaction in which a director or officer has a direct or indirect financial interest unless the transaction is determined by our Board of Directors to be fair to us or is approved by a majority of our disinterested directors or by our shareholders, as provided for under Florida law. Our Board of Directors as a whole or, in certain cases when appropriate, a committee of the Board of Directors consisting solely of independent directors, determines whether a director or officer has a direct or indirect (i.e., any) financial interest in a transaction deemed material based upon the Company’s Code of Business Conduct and Ethics and Florida law. The policy with respect to such transactions is provided in our Company’s Code of Business Conduct and Ethics.

Family Relationships

W. Brett McGill, currently our Executive Vice President and Chief Operating Officer, is the son of William H. McGill Jr., our Chairman of the Board, President, Chief Executive Officer, and Director. In November 2012, our Board of Directors appointed W. Brett McGill as an executive officer of our Company. Accordingly, compensation decisions relating to W. Brett McGill are performed in the same manner as for our other executive officers, as described under “Compensation Discussion and Analysis.” Prior to this appointment, compensation decisions relating to W. Brett McGill were performed in the same manner as other employees throughout our Company.

Additionally, we engaged Janet Ritchie of Ritchie Consulting Group LLC, for consulting services and market research during fiscal 2016. Ms. Ritchie is the wife of Charles A. Cashman, currently our Executive Vice President and Chief Revenue Officer. Ms. Ritchie is not in a reporting position to Mr. Cashman and all procurement decisions relating to Ritchie Consulting Group LLC are performed in the same manner as for our other vendors. We made total payments of approximately $136,000 to the Ritchie Consulting Group LLC during fiscal 2016 for services performed.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

December 23, 2016	Respectfully submitted,

Clint Moore, Chairman

Charles R. Oglesby

Joseph A. Watters

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 2016, our Compensation Committee consisted of Clint Moore, Charles R. Oglesby, and Joseph A. Watters. None of these committee members had any contractual or other relationships with our Company during their terms as committee members during such fiscal year.

DIRECTOR COMPENSATION

Employees of our Company do not receive compensation for serving as members of our Board of Directors. Directors who are employees of our Company are eligible to receive stock-based compensation pursuant to our 2011 Stock-Based Compensation Plan.

Each non-employee director receives a quarterly director’s fee of $10,000, which is paid in cash, shares of common stock, or a combination of cash and shares of common stock at the election of the director. The Chairman of the Audit Committee receives an additional annual fee of $25,000, and other members of the Audit Committee receive an additional annual fee of $7,500; the Chairman of the Compensation Committee receives an additional annual fee of $17,500, and other members of the Compensation Committee receive an additional annual fee of $5,000; the Chairman of the Nominating/Corporate Governance Committee receives an additional annual fee of $10,000, and other members of the Nominating/Corporate Governance Committee receive an additional annual fee of $3,000; and the Lead Independent Director receives an additional annual fee of $20,000. Under our 2011 Stock-Based Compensation Plan, non-employee directors each receive a grant of options to acquire 5,000 shares of our common stock on the last day of the current fiscal quarter in which they are first elected as directors of our Company, which vest at a rate of 33% per year beginning on the applicable grant date. Non-employee directors also currently receive 5,000 shares of common stock each year, which vest immediately on the applicable grant date. We reimburse our directors for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees. We also encourage our directors and their spouses, when applicable, to attend, at our cost, special corporate events with our employees, suppliers, and others when possible.

The following table sets forth the compensation paid by us to non-employee directors for the fiscal year ended September 30, 2016. Messrs. McGill and McLamb do not receive any compensation for service on our Board of Directors.

DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	Total
Hilliard M. Eure III	$88,000	$75,050	$163,050
Clint Moore	$65,000	$75,050	$140,050
Evelyn V. Follit	$31,596	$75,050	$106,646
Charles R. Oglesby	—	$75,050	$75,050
Joseph A. Watters	$27,511	$75,050	$102,561
George E. Borst(5)	—	$34,404	$34,404
Dean S. Woodman(6)	$23,918	$75,050	$98,968

(1)	As of September 30, 2016, the following directors had outstanding options: Mr. Eure — 54,000 options; Mr. Moore — 5,000 options; Ms. Follit — 5,000 options; Mr. Oglesby — 30,000 options; Mr. Watters — 88,000 options; Mr. Borst – 5,000 options and Mr. Woodman — 92,000 options.

(2)	Messrs. Oglesby, Watters, Woodman, Borst and Ms. Follit elected to receive $48,000, $27,489, $23,832, $21,875, and $18,904, respectively, of their annual retainers in shares of our common stock.

(3)	The amounts shown in this column reflect the grant date fair value of stock option and common stock awards determined in accordance with FASB ASC Topic 718 “Compensation — Stock Compensation,” excluding the effects of forfeitures. The assumptions used in determining the grant date fair value of these awards are set forth in Note 11 to the Consolidated Financial Statements in our Form 10-K for the year ended September 30, 2016. The aggregate grant date fair value of the stock options and common stock granted to our non-employee directors during fiscal 2016 was approximately $484,704. For further information on these awards, see the Grants of Plan-Based Awards table in the “Executive Compensation” section of this proxy statement.

(4)	35,000 director stock options expired in fiscal 2016.

(5)	Mr. Borst was elected to the Board of Directors on May 25, 2016.

(6)	Mr. Woodman retired from the Board of Directors on February 17, 2016 and has since served as Director Emeritus.

Our Team Member Discount Policy enables our directors to purchase products and services from us at a discount available to all of our full time employees, subject to the restrictions set forth in the plan. No directors purchased products or services from us during fiscal 2016 in accordance with the plan.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, currently consisting of four directors. All of the members of the committee must be “independent” of our Company and management, as independence is defined in applicable rules of the New York Stock Exchange and the Securities and Exchange Commission listing standards.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor and internal audit function. The primary responsibilities of the committee include overseeing our Company’s accounting and financial reporting process and audits of the financial statements of our Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the Securities and Exchange Commission, and amended rules of the New York Stock Exchange.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by the guidelines of the SEC, the Sarbanes-Oxley Act of 2002, Auditing Standard No. 16, Communications with Audit Committees, and other applicable regulations. This included a discussion of the independent auditor’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The committee also discussed with the independent auditor the independent auditor’s independence from management and our Company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with our independent auditor the overall scope and plans for its audit. The committee meets with the independent auditor, with and without management present, to discuss the results of the independent auditor’s examinations, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting. The committee held nine meetings during fiscal 2016.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2016 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee of our Board of Directors.

December 23, 2016	Hilliard M. Eure III, Chairman

Evelyn V. Follit

Clint Moore

George E. Borst

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These regulations require the directors, officers, and greater than 10% shareholders to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended September 30, 2016, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock, complied with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date for (i) all directors, our Chief Executive Officer, and our other named executive officers listed in the Summary Compensation Table under the section entitled “Executive Compensation,” (ii) all directors and the named executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)		Percent(2)
Directors and Executive Officers:
William H. McGill Jr.	523,520	(3)	2.0%
Michael H. McLamb	269,793	(4)	1.0%
W. Brett McGill	38,634	(5)	*
Charles A. Cashman	31,712	(6)	*
Paulee C. Day	39,661	(7)	*
Hilliard M. Eure III	56,500	(8)	*
Charles R. Oglesby	58,821	(9)	*
Joseph A. Watters	146,058	(10)	*
Dean S. Woodman	103,264	(11)	*
Clint Moore	15,000	(12)	*
Evelyn V. Follit	14,723	(13)	*
George E. Borst	7,822	(14)	*
All directors and executive officers as a group (12 persons)	1,305,508		5.0%
5% Shareholders:
BlackRock, Inc.	2,599,155	(15)	10.0%
Chartwell Investment Partners, LLC	2,503,426	(16)	9.6%
Dimensional Fund Advisors LP	1,949,766	(17)	7.5%
Vanguard Explorer Fund	1,395,788	(18)	5.4%

*	Less than 1%.

(1)	Unless otherwise indicated, all persons listed can be reached at our Company offices at 2600 McCormick Drive, Suite 200, Clearwater, Florida 33759, and have sole voting and investment power over their shares.

(2)	The numbers and percentages shown include shares of common stock issuable to the identified person pursuant to stock options that may be exercised and restricted stock that may vest within 60 days after the record date (December 16, 2016). In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other shareholder.

(3)	Includes 263,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 79,203 shares of common stock issuable upon vesting of RSUs.

(4)	Includes 134,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 39,601 shares of common stock issuable upon vesting of RSUs.

(5)	Includes 25,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 30,146 shares of common stock issuable upon vesting of RSUs.

(6)	Includes 25,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 26,050 shares of common stock issuable upon vesting of RSUs.

(7)	Includes 22,000 shares of common stock issuable upon the exercise of stock options. Amount excludes 22,735 shares of common stock issuable upon vesting of RSUs.

(8)	Includes 45,000 shares issuable upon the exercise of stock options.

(9)	Includes 30,000 shares issuable upon the exercise of stock options.

(10)	Includes 88,000 shares issuable upon the exercise of stock options.

(11)	Includes 92,000 shares issuable upon the exercise of stock options.

(12)	Includes 5,000 shares issuable upon the exercise of stock options.

(13)	Includes 3,333 issuable upon the exercise of stock options. Amount excludes 1,667 shares of common stock issuable upon exercise of unvested stock options.

(14)	Includes 1,666 issuable upon the exercise of stock options. Amount excludes 3,334 shares of common stock issuable upon exercise of unvested stock options.

(15)

Represents an aggregate of 2,599,155 shares of common stock beneficially owned by BlackRock, Inc., in its capacity as a parent holding company on behalf of certain of its subsidiaries. BlackRock, Inc. has sole voting power over 2,551,385 shares and dispositive power over all such shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(16)	Represents an aggregate of 2,503,426 shares of common stock beneficially owned by Chartwell Investment Partners. Chartwell Investment Partners has sole dispositive power over all such shares. The address of Chartwell Investment Partners is 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312.

(17)	Represents an aggregate of 1,949,766 shares of common stock beneficially owned by Dimensional Fund Advisors LP in its capacity as investment adviser on behalf of its clients. Dimensional Fund Advisors LP has sole voting power over 1,865,510 of such shares and sole dispositive power over all such shares. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(18)	Represents an aggregate of 1,395,788 shares of common stock beneficially owned by Vanguard Explorer Fund. Vanguard Explorer Fund has sole dispositive power over all such shares. The address of Vanguard Explorer Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and related rules issued by the SEC, require that we provide our shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our shareholders to provide advisory approval of the compensation of our named executive officers (which consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers during our last completed fiscal year), as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 13. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program links cash incentive compensation to the achievement of pre-established corporate financial performance objectives and provides long-term stock-based incentive compensation intended to focus our executives’ efforts on building shareholder value by aligning their interests with those of our shareholders. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the Compensation Discussion and Analysis included in this proxy statement and the executive-related compensation tables for more information.

Base Salaries.    We target base salaries at levels intended to enable us to attract, motivate, and retain highly qualified executives, with base salaries generally set at levels below those of our peer companies taking into account the possibility of the receipt by our executives of performance-based incentive bonuses. From fiscal 2014 to fiscal 2015, for the named executives officers that were reported in either year and employed during both years, base salaries increased, on average, 15%, including base salary increases for officers who assumed additional responsibilities. From fiscal 2015 to fiscal 2016, using the same parameters, base salaries increased, on average, 1%.

We maintain a performance-based cash incentive compensation program.    We annually establish a performance-based cash incentive compensation program designed to reward individuals for performance-based on certain aspects of our Company’s financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building shareholder value. Our performance-based cash incentive compensation program results in a substantial portion of our executives’ potential total cash compensation being at risk.

Our stock-based compensation program is designed to align the interests of our management and the interests of our shareholders.    We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in shareholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain a meaningful ownership position in our common stock. Among other factors, the amount of stock-based awards granted takes into account stock-based awards previously granted to an individual. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options and RSUs. Stock-based compensation typically vests over a period of years to encourage executive retention and emphasize long-term performance and may also include specific performance metrics to be earned.

Independent Compensation Consultant.    From time to time, the Compensation Committee retains and works closely with independent executive compensation firms (during 2016, the Compensation Committee retained Poe Group, Inc.), in the design and implementation of its annual executive compensation program. Poe Group, Inc. provides no other services to our Company.

Board Recommendation

Our Board of Directors believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is intended to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

The following resolution is submitted for a shareholder vote at the annual meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this proxy statement.

We currently hold our say-on-pay vote every year. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than the 2018 annual meeting of shareholders.

The say-on-pay vote is advisory, and therefore not binding on our Company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL THREE

AMENDMENT TO OUR 2011 STOCK-BASED COMPENSATION PLAN

Background

Our Board of Directors has approved a proposal to amend our 2011 Stock-Based Compensation Plan (the “2011 Plan”), subject to approval by our shareholders at the meeting, to increase the total number of available shares by 1,000,000 from 2,200,456 to 3,200,456 shares. The amended 2011 Plan is attached as Appendix A to this proxy statement.

The 2011 Plan was adopted by our Board of Directors in 2010 and approved by our shareholders in 2011. In February 2013, our shareholders approved an amendment to the 2011 Plan to increase the 1,200,456 share threshold by 1,000,000 shares to 2,200,456 shares.

The 2011 Plan is a significant part of our compensation program and is intended to provide eligible executives, employees, officers, directors, consultants, and independent contractors with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. See “Executive Compensation — 2011 Stock-Based Compensation Plan” for a description of the material terms of the 2011 Plan.

Reasons for and Effect of the Proposed Amendment

Subsequent to the February 2013 amendment described above (and before the amendment for which we are seeking approval at this Annual Meeting), the total number of shares of our common stock that may be subject to awards under the 2011 Plan is equal to 2,000,000 shares, plus: (i) any shares available for issuance and not subject to an award under the 2007 Plan, which was 200,456 shares at the time of approval of the 2011 Plan; (ii) the number of shares with respect to which awards granted under the 2011 Plan and the 2007 Plan terminate without the issuance of the shares or where the shares are forfeited or repurchased; (iii) with respect to awards granted under the 2011 Plan and the 2007 Plan, the number of shares that are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the 2011 Plan and the 2007 Plan.

As of September 30, 2016, there were 732,103 shares of common stock available for issuance under the 2011 Plan (under the assumption at that time that the target amounts of performance-based RSUs granted would be earned). Due to share issuances, other activity subsequent to the end of our 2016 fiscal year, and assuming the maximum number of RSUs will vest, there were 159,158 shares of common stock available for issuance under the 2011 Plan as of the record date. Our Board of Directors determined that an increase in the 2,200,456 share limitation was necessary to provide a sufficient number of shares to enable our executive officers and other key employees to continue to acquire ownership interests in our Company and thereby further align their interests with the interests of our other shareholders. Accordingly, our Board of Directors amended the 2011 Plan to increase the 2,200,456 share threshold by 1,000,000 shares to 3,200,456 shares, subject to approval by our shareholders at the meeting.

Our Board of Directors believes that the approval of the proposed amendment to the 2011 Plan is necessary to achieve the purposes of the 2011 Plan and to promote the long-term benefit of our Company and our shareholders. Looking toward the future, we have limited availability under the current 2,200,456 share limitation for future issuances to eligible executives, employees, officers, directors, consultants, and independent contractors. Accordingly, the need has arisen for an amendment to increase the limitation on the shares issuable under the 2011 Plan. Based on the current rate of share issuances under the 2011 Plan, if our shareholders do not approve this amendment, our Company believes that the amount of shares issuable under the 2011 Plan will be exhausted prior to the next annual meeting. Our Board of Directors believes that the proposed amendment to the 2011 Plan will aid our Company in attracting employees, retaining eligible employees and motivating such persons to exert their best efforts on behalf of our Company. In addition, we expect that the proposed amendment would help maintain and increase the alignment of interests of our officers and employees with that of our shareholders.

2011 Plan Benefits

Benefits obtained by our executive officers, directors, and employees under our 2011 Plan are made on a discretionary basis. Accordingly, it is not possible to determine the benefits that will be received by our executive officers, directors and our other employees under the 2011 Plan in fiscal 2017.

Approval by Shareholders of the Amendment to the 2011 Plan and Board Recommendation

The amendment will be effective upon approval of the amendment to the 2011 Plan by the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting. In the event that the amendment to the 2011 Plan is not approved by the shareholders, the current 2,200,456 share limitation of the 2011 Plan will remain in effect.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2011 STOCK-BASED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE BY 1,000,000 SHARES FROM 2,200,456 TO 3,200,456.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending September 30, 2017, and recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of KPMG will be present at the annual meeting of shareholders, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our Company for the fiscal years ended September 30, 2015 and 2016 by KPMG are as follows:

	2015	2016
Audit fees	$429,451	$504,749
Audit-related fees	$0	$0
Tax fees	$6,000	$21,744
All Other fees	$0	$0

Fees for audit services include fees associated with the annual audit, including the audit of the effectiveness of internal control over financial reporting, the reviews of our quarterly reports and other filings with the SEC. Tax fees included tax compliance services.

Audit Committee Pre-Approval Policies and Procedures

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by KPMG described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

Ratification by Shareholders of the Appointment of Independent Auditor

Ratification of the appointment of KPMG to audit the consolidated financial statements of our Company for the fiscal year ending September 30, 2017 will require the affirmative vote of a majority of the votes cast, assuming that a quorum is present at the meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented by shareholders at the annual meeting of shareholders for the fiscal year ending September 30, 2017 must be received by us within the time periods described below in order to be included in the proxy statement and form of proxy relating to such meeting. Under our bylaws, shareholders must follow certain procedures to nominate persons for election as a director or to introduce an item of business at an annual meeting of shareholders. In general, to be timely under these procedures, notice of such nomination or business related to our 2018 Annual Meeting of Shareholders must comply with the requirements in our bylaws and must be received by us: (a) no earlier than October 26, 2017 and no later than November 25, 2017; or (b) if the annual meeting is more than 30 days before, or more than 70 days after, February 23, 2018, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2018, except in circumstances where (i) we receive notice of the proposed matter no later than November 8, 2017, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

Dated: December 23, 2016

APPENDIX A

MARINEMAX, INC.

2011 STOCK-BASED COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors, and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below.

(a) “2007 Plan Award” means a stock award granted under the 2007 Incentive Compensation Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means any award granted pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, and Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(d) “Award Agreement” means the written agreement evidencing an Award granted under the Plan.

(e) “Beneficiary” means the person, persons, trust, or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(f) “Beneficial Owner,” “Beneficially Owning,” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(g) “Board” means the Company’s Board of Directors.

(h) “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment, consulting, or other similar agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her confidential information and invention assignment, non-competition, non-solicitation, non-disclosure, and/or other similar agreement with the Company or a Related Entity, if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) any material violation or breach by the Participant of the Company’s or a Related Entity’s policy for employee conduct, if any, (vi) use of alcohol, drugs, or other similar substances in a manner that adversely affects the Participant’s work performance, or (vii) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company or any Related Entity. The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(i) “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i) the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in fifty percent (50%) or more of the Voting Stock;

(ii) the consummation of a merger, consolidation, reorganization, or similar transaction other than a transaction (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii) there is consummated a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan. The term Change in Control shall not include a sale of assets, merger, or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(k) “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors, or Consultants.

(l) “Company” means MarineMax, Inc., a Delaware corporation.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director, or Consultant. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director, or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a

Related Entity in the capacity as either an officer, Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, exclusive license, or other disposition of a substantial portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator, in its discretion;

(ii) a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii) a merger, consolidation, reorganization, or similar transaction, whether or not the Company is the surviving corporation.

(p) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 7(d) of the Plan.

(q) “Director” means a member of the Board or the Board of directors of any Related Entity.

(r) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.

(s) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.

(t) “Effective Date” means the effective date of this Plan, which shall be the date this Plan is adopted by the Board, subject to the approval of the stockholders of the Company.

(u) “Eligible Person” means each officer, Director, Employee, or Consultant. The foregoing notwithstanding, only employees of the Company, any Parent, or any Subsidiary shall be Eligible Persons for purposes of receiving Incentive Stock Options. An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(v) “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(x) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(y) “Fair Market Value” means the fair market value of Shares, Awards, or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(z) “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement. In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position

(including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as assigned by the Company (or a Related Entity) or any other action by the Company (or a Related Entity) that results in a material diminution in such position, authority, duties, or responsibilities, excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (ii) any failure by the Company (or a Related Entity) to comply with its obligations to the Participant as agreed upon, other than an isolated, insubstantial, or inadvertent failure not occurring in bad faith and which is remedied by the Company (or a Related Entity) promptly after receipt of notice thereof given by the Participant; (iii) the Company’s (or Related Entity’s) requiring the Participant to be based at any office or location more than fifty (50) miles from the location of employment as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities; (iv) any purported termination by the Company (or a Related Entity) of the Participant’s Continuous Service otherwise than for Cause, as defined in Section 2(h), death, or by reason of the Participant’s Disability as defined in Section 2I; or (v) any reduction in the Participant’s base salary (unless such reduction is part of Company-wide reduction that affects a majority of the persons of comparable level to the Participant).

(aa) “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(bb) “Non-Employee Director” means a Director of the Company who is not an Employee.

(cc) “Non-Qualified Stock Option” means any Option that is not intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(dd) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(ee) “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(h) hereof.

(ff) “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

(hh) “Performance Award” means a right, granted to an Eligible Person under Sections 6(h) hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(ii) “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

(jj) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(kk) “Plan” means this MarineMax, Inc. 2011 Stock-Based Compensation Plan.

(ll) “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan. There may be different Plan Administrators with respect to different groups of Eligible Persons.

(mm) “Related Entity” means any Parent, Subsidiary, and any business, corporation, partnership, limited liability company, or other entity designated by the Plan Administrator in which the Company, a Parent, or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(nn) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.

(oo) “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(pp) “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(qq) “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(rr) “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(ss) “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash, or a combination thereof at the end of a specified period of time.

(tt) “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(uu) “Voting Stock” means the stock of the Company with a right to vote for the election of Directors.

3. Administration.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). The Board and/or Committee(s) administering the Plan shall be the Plan Administrator.

(b) Powers of the Plan Administrator. The Plan Administrator shall have the following powers, subject to, and within the limitations of, the express provisions of the Plan:

(i) Subject to Section 3(g) below, to determine from time to time those of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Awards granted under it and to establish, amend, and revoke rules and regulations for its administration. The Plan Administrator, in the exercise of this power, may correct any one or more defects, omissions, or inconsistencies in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or an Award as provided in Section 10(e).

(iv) To terminate or suspend the Plan as provided in Section 10(e).

(v) To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(vi) Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance. In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, and/or solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3. In addition, the Plan Administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) not then subject to Section 16 of the Exchange Act.

(d) Effect of Plan Administrator’s Decision. All determinations, interpretations, and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Arbitration. Any dispute or claim concerning any Award granted (or not granted) pursuant to the Plan or any disputes or claims relating to or arising out of the Plan shall be fully, finally, and exclusively resolved by binding and confidential arbitration conducted pursuant to the rules of Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in the nearest city in which JAMS conducts business to the city in which the Participant is employed by the Company. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of its attorneys’ fees and costs. By accepting an Award, the Participant and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

(f) Limitation of Liability. The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants, or any other agents assisting in the administration of the Plan. Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(g) Administration of the Plan For Non-Employee Directors. Notwithstanding the foregoing, the grant of all Awards to the Non-Employee Directors shall be approved by a majority of the Directors who qualify as independent under the rules of the principal stock exchange or market on which Shares are traded or a Committee composed solely of such independent Directors.

4. Shares Issuable Under the Plan.

(a) Number of Shares Available for Issuance Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for issuance in connection with Awards shall be 3,000,000 Shares. In addition, any shares available for issuance under the 2007 Incentive Compensation Plan that are not subject to an outstanding award under the 2007 Incentive Compensation Plan as of the date of stockholder approval of this Plan shall become available for issuance under this Plan, and shall no longer be available for issuance under the 2007 Incentive Compensation Plan, as applicable. Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Availability of Shares Not Issued pursuant to Awards.

(i) If any Shares subject to an Award or to an 2007 Plan Award are forfeited, expire, or otherwise terminate without issuance of such Shares, any Award or 2007 Plan Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or 2007 Plan Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement, or non-issuance, be available for Awards under the Plan, subject to Section 4(b)(iv) below.

(ii) If any Shares issued pursuant to an Award or 2007 Plan Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and become available for issuance under the Plan, subject to Section 4(b)(iv) below.

(iii) In the event that any Option or other Award granted hereunder is exercised through the withholding of Shares from the Award by the Company or withholding tax liabilities arising from such Option or other Award are satisfied by the withholding of Shares from the Award by the Company, then only the number of Shares issued net of the Shares withheld shall be counted as issued for purposes of determining the maximum number of Shares available for grant under the Plan, subject to Section 4(b)(iv) below. In the event that any 2007 Plan Award is exercised through the withholding of Shares by the Company from the 2007 Plan Award or withholding tax liabilities arising from such 2007 Plan Award are satisfied by the withholding of Shares from the 2007 Plan Award by the Company, then Shares withheld shall become available for issuance under the Plan, subject to Section 4(b)(iv) below.

(iv) Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(c) Application of Limitations. The limitation contained in this Section 4 shall apply not only to Awards that are settled by the delivery of Shares but also to Awards relating to Shares but settled only in cash (such as cash-only Stock Appreciation Rights). The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, and avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

5. Eligibility; Per-Person Award Limitations.

Awards may be granted under the Plan only to Eligible Persons.

In any one calendar year, an Eligible Person may not be granted Awards under which more than fifty percent (50%) of the total number of Shares reserved for issuance under the Plan (whether or not issued) could be received by the Participant, subject to adjustment as provided in Section 10(c). In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Awards vesting based on the performance objectives of Section 7 is $5,000,000 per calendar year.

6. Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options. The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i) Stock Option Agreement. Each grant of an Option shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions, which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii) Number of Shares. The Plan Administrator shall determine and each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof. The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Exercise Price.

(A) In General. The Plan Administrator shall determine and each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

(B) Ten Percent Stockholder. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.

(iv) Time and Method of Exercise. The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards, or awards granted under other plans of the Company or a Related Entity, other property (including notes or other contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(v) Termination of Service. Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A) Death or Disability. If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(B) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Continuous Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Continuous Service.

(C) Other Termination of Service. If the Participant’s Continuous Service terminates for any reason, except Disability, death, or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(vi) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) The Option shall not be exercisable more than ten (10) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five (5) years from the date of grant; and

(B) If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option). This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(c) Stock Appreciation Rights. The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i) Agreement. Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement. Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator. The per Share grant price of each Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the grant date.

(iii) Other Terms. The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash, or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Stock Appreciation Rights may be either freestanding or in tandem with other Awards. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Appreciation Right shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(d) Restricted Stock. The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture, and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan. The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award

Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant. Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting terms of Section 8(f).

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting acceleration terms of Sections 8(g).

(iii) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

(e) Stock Units. The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash, or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant). In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine. The terms of an Award of Stock Units shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter. Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting terms of Sections 8(f). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan

Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(ii) Forfeiture. Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units. Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting acceleration terms of Sections 8(g).

(iii) Dividend Equivalents. Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Plan Administrator is authorized to grant Shares as a bonus or to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator. Notwithstanding the foregoing, all grants Shares pursuant to this Section shall comply with the vesting terms of Section 8(f) and the vesting acceleration terms of Section 8(g).

(g) Dividend Equivalents. The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify. Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(h) Performance Awards. The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, including Awards subject to the provisions of Section 7, if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award. Except as provided in this Plan or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Plan

Administrator. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis. Notwithstanding the foregoing, all grants of Performance Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f).

(i) Other Stock-Based Awards. The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Plan Administrator shall determine the terms and conditions of such Awards. The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement that shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Plan Administrator shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code. Notwithstanding the foregoing, all grants of Other Stock Based Award which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f) and the vesting acceleration terms of Section 8(g).

7. Tax Qualified Performance Awards.

(a) Covered Employees. A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

(b) Performance Criteria. If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items, and income taxes, local, state, or federal and excluding budgeted and actual bonuses that might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions, or divestitures; (12) total stockholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation, (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e) Committee Certification. Within a reasonable period of time after the performance criteria have been satisfied (but no later than three (3) months after the satisfaction of the performance criteria), to the extent necessary to qualify the payments as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

8. Certain Provisions Applicable to Awards or Sales.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity or any business entity to be acquired by the Company or a Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) so that such Participant shall avoid liability under Section 16(b).

(d) Code Section 409A. If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.

(e) No Option or Stock Appreciation Right Repricing. Other than pursuant to Section 10(c), without approval of the Company’s stockholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (B) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing.

(f) Vesting Restrictions for Full Value Awards. Each award of Restricted Stock, Stock Units, Bonus Stock, a Performance Award, or Other Stock Based Award where the Participant is not required to pay more than the par value of the Award in cash for the Shares delivered (each a “Full Value Award”) shall have a minimum vesting schedule of (A) with respect to Full Value Awards that vest over time, a three (3) year vesting schedule with a maximum of one-third (1/3rd) of the Full Value Award vesting in any one (1) year; (B) with respect to Full Value Awards that vest based upon the achievement of performance goals, the performance period shall be a minimum of one (1) year in length; provided, however, that 10% of the Shares reserved under the Plan may be granted as Full Value Awards that are not subject to the vesting requirements of the last sentence; provided, further, that any such grants shall be approved by the Committee.

9. Change in Control; Corporate Transaction.

(a) Change in Control.

(i) The Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any Award, including upon a Change in Control. In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

(ii) In the event of a Change in Control that the Board has not approved prior to the consummation of such Change in Control, then all outstanding Awards shall become fully vested and exercisable immediately prior to and contingent on the consummation of the Change in Control.

(iii) In addition to the terms of Sections 9(a)(i) and 9(a)(i) above, the effect of a “change in control,” may be provided (1) in an employment, compensation, or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation, or severance with or from the Company or such Related Entity or (2) in the Award Agreement.

(b) Corporate Transactions. In the event of a Corporate Transaction, any surviving entity or acquiring entity (together, the “Successor Entity”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction); provided that if the Corporate Transaction is not a Change in Control, each outstanding Award shall be either assumed, continued, or substituted pursuant to the terms of this Section. In the event that the Successor Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued, or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercised (if applicable) as of such date (less any applicable exercise price).

Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction. In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction. In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.

(b) Limits on Transferability; Beneficiaries.

(i) General. Except as provided in the Award Agreement, a Participant may not assign, sell, transfer, or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. In no event may an Award be transferred to a third party in exchange for consideration.

(ii) Permitted Transfer of Option. The Plan Administrator, in its sole discretion, may permit the transfer of an Option (but not an Incentive Stock Option or any other right to purchase Shares other than an Option) as follows: (A) by gift to a member of the Participant’s Immediate Family or (B) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the Participant. For purposes of this Section 10(b)(ii), “Immediate Family” shall mean the Participant’s spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. If a determination is made by counsel for the Company that the restrictions contained in this Section 10(b)(ii) are not required by applicable federal or state securities laws under the circumstances, then the Plan Administrator, in its sole discretion, may permit the transfer of Awards (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) to one or more Beneficiaries or other transferees during the lifetime of the

Participant, which may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Plan Administrator pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Plan Administrator may impose thereon, and further subject to any prohibitions and restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Plan Administrator, and to any additional terms and conditions deemed necessary or appropriate by the Plan Administrator.

(c) Adjustments.

(i) Adjustments.

(A) In the event that any dividend paid in Stock, forward or reverse split, merger, consolidation, combination, or other similar corporate transaction or event affects the Stock, then the Plan Administrator shall substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits: (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(B) In the event that a dividend or other distribution in the form of cash or other property (but excluding a dividend paid in Stock), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price, or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii) Other Adjustments. The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity, or any business unit or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations, or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity, or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants. Any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if such stockholder approval is deemed necessary and advisable by the Board or if required under the rules or regulations of the stock exchange that has the highest trading volume for the Shares for the prior calendar year. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance, or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Plan Administrator may waive any conditions or rights under or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards, or other property or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Plan Administrator to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Plan Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the state of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within twelve (12) months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements of the principal stock exchange or market on which Shares are traded, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate no later than ten (10) years from the date of the later of (x) the Effective Date and (y) the date an increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the stockholders).

MARINEMAX, INC. 2600 MCCORMICK DRIVE SUITE 200 CLEARWATER, FLORIDA 33759

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E15981-P84128	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARINEMAX, INC.

The Board of Directors recommends a vote “for” each director nominee and
“for” the approval of proposals 2, 3, and 4.

1.	Election of Directors, each to serve for a three-year term expiring in 2020.

	Nominees:	For	Against	Abstain

	1a. Michael H. McLamb	☐	☐	☐

	1b. Evelyn V. Follit	☐	☐	☐

	1c. Clint Moore	☐	☐	☐	For	Against	Abstain

2.	To approve (on an advisory basis) our executive compensation (“say-on-pay”).				☐	☐	☐

3.	To approve an amendment to our 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under the plan by 1,000,000 shares.				☐	☐	☐

4.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of our Company for the year ending September 30, 2017.				☐	☐	☐

And upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

NOTE:	THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR THE ELECTION OF THE THREE DIRECTORS NAMED ABOVE, EACH TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2020, FOR PROPOSALS 2, 3, AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on February 23, 2017:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

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This Proxy is Solicited on Behalf of the Board of Directors

MARINEMAX, INC.

2017 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of MARINEMAX, INC., a Florida corporation, hereby acknowledges receipt of the notice of Annual Meeting of Shareholders and proxy statement, each dated December 23, 2016, and hereby appoints Paulee C. Day and Michael H. McLamb and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Shareholders of MARINEMAX, INC., to be held on Thursday, February 23, 2017, at 8:00 a.m., local time, at 2600 McCormick Drive, Suite 200, Clearwater, Florida 33759 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS, EACH TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2020, “FOR” THE APPROVAL (ON AN ADVISORY BASIS) OF OUR EXECUTIVE COMPENSATION (“SAY-ON-PAY”), “FOR” THE APPROVAL OF AN AMENDMENT TO OUR 2011 STOCK-BASED COMPENSATION PLAN, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS THE INDEPENDENT AUDITOR OF OUR COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2017.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FOR ADDRESS CHANGES AND/OR COMMENTS, PLEASE CALL 727-531-1700 OR E-MAIL INVESTORRELATIONS@MARINEMAX.COM.

Continued and to be signed on reverse side

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